TERM SHEET SUPPLEMENT

For use with base prospectus dated June 25, 2007

American Home Mortgage Assets LLC

Depositor

American Home Mortgage Corp.

Sponsor

American Home Mortgage Servicing, Inc.

Servicer

American Home Mortgage Assets Trust,
Mortgage-Backed Pass-Through Certificates

(Issuable in Series)

The Trusts

Each American Home Mortgage Assets Trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor. The assets of each trust will be specified in the prospectus supplement for the particular series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans, divided into one or more loan groups. The mortgage loans will be master serviced by Wells Fargo Bank, National Association.

The Certificates

The depositor will sell the offered certificates of any series pursuant to a prospectus supplement and the related base prospectus. The certificates will be issued in series, each having its own designation. Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates. Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust. A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

You should consider carefully the risk factors beginning on page 6 in this term sheet supplement.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE TOLL FREE NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

June 26, 2007

This term sheet supplement is not required to, and does not, contain all information that is required to be included in the related base prospectus and the prospectus supplement for any series. The information in this term sheet supplement is preliminary and is subject to completion or change.

The information in this term sheet supplement, if conveyed prior to the time of your commitment to purchase any of the offered certificates, supersedes information contained in any prior similar term sheet supplement and any other free writing prospectus relating to those offered certificates.

This term sheet supplement and any related term sheet for a series is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Important notice about information presented in any final term sheet for any class of offered certificates, this term sheet supplement and the related base prospectus with respect to any series of offered certificates

We provide information to you about the offered certificates of any series in three or more separate documents that provide progressively more detail:

•	the related base prospectus, dated June 25, 2007, which provides general information, some of which may not apply to your series of certificates;

•
this term sheet supplement, which provides general information about series of certificates issued pursuant to the depositor's American Home Mortgage Assets Trust, Mortgage-Backed Pass-Through Certificates, some of which may not apply to the offered certificates of any series; and

•
one or more term sheets, which describe terms applicable to the classes of the series of offered certificates described therein and provide a description of certain collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration statement to which this offering relates is Commission File Number 333-143253. The depositor’s principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its phone number is (516) 396-7700.

The information in this term sheet supplement is preliminary, and is subject to completion or change. This term sheet supplement is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates, until we have accepted your offer to purchase certificates.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such certificates or any similar security and the underwriter’s obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity. You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such certificates, the underwriter will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor the underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

TABLE OF CONTENTS

RISK FACTORS
THE DEPOSITOR
ISSUING ENTITY
THE SPONSOR
THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR
THE SERVICER
THE TRUSTEE
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF THE MORTGAGE POOL
General
Loan Groups
Mortgage Rate Adjustment
Static Pool Information
Standard Hazard Insurance and Primary Mortgage Insurance
The LPMI Insurer
The LPMI Policy
MORTGAGE LOAN ORIGINATION
Underwriting Standards
Additional Information
DESCRIPTION OF THE CERTIFICATES
General
Crossed Transactions
Glossary of Terms
Interest Distributions
Net Monthly Excess Cashflow Provisions in an OC Transaction
Carryover Shortfall Amount Distributions
Carryover Shortfall Reserve Fund
Allocation of Net Deferred Interest
Determination of LIBOR
Determination of MTA
Prepayment Charges
Principal Distributions
Allocation of Losses; Subordination
Advances
Residual Interests
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS
General
Prepayment Considerations
Realized Losses and Interest Shortfalls
Pass-Through Rates
Purchase Price
Assumed Final Distribution Date
Weighted Average Life
Class X Certificate Yield Considerations
Class M Certificate Yield Considerations
Additional Yield Considerations Applicable Solely to the Residual Certificates
POOLING AND SERVICING AGREEMENT
General
The Master Servicer and the Servicer
Servicing and Other Compensation and Payment of Expenses
Reports to Certificateholders
Evidence as to Compliance
Voting Rights
Certain Rights of the Certificate Insurer
Termination
Trustee Duties
LEGAL PROCEEDINGS
AVAILABLE INFORMATION
REPORTS TO CERTIFICATEHOLDERS AND EVIDENCE OF COMPLIANCE
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
Special Tax Considerations Applicable to Residual Certificates
Tax Return Disclosure and Investor List Requirements
Penalty Protection
USE OF PROCEEDS
METHOD OF DISTRIBUTION
LEGAL OPINIONS
RATINGS
LEGAL INVESTMENT
ERISA CONSIDERATIONS

RISK FACTORS

The offered certificates of any series are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

The mortgage loans included in the trust established for any series may be divided into two or more loan groups.  The risks associated with an investment in different classes of offered certificates may be different as a result of the characteristics of the specific loan group to which the offered certificates relate.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Negative amortization of the mortgage loans will affect the yield on and weighted average lives of the certificates.

The interest rates on the mortgage loans adjust monthly after an initial fixed rate period of generally one month or three months, but their minimum monthly payments adjust less frequently, subject to maximum interest rates, payments caps and other limitations. The initial interest rates on most of the mortgage loans are lower than the sum of the index applicable at origination and the related gross margin. During a period of rising interest rates, particularly prior to the first payment adjustment date, the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on any mortgage loan may not be paid. That portion of accrued interest will become deferred interest that will be added to the principal balance of the related mortgage loan.

The amount of deferred interest, if any, with respect to mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans that is available for distributions of interest on the certificates. Except as otherwise set forth in any final term sheet for a class of certificates, the resulting reduction in interest collections on the mortgage loans will be offset, in part or in whole, by applying full and partial principal prepayments received on the mortgage loans to interest distributions on the certificates. For any distribution date, the remaining deferred interest, or net deferred interest, on the mortgage loans will reduce the amount payable to the certificates as described in the final term sheet for a class of certificates. The net deferred interest will be allocated to the offered certificates as described in the final term sheet and this term sheet supplement.  Allocations of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates. Except as otherwise set forth in any final term sheet for a class of certificates, only the amount by which full and partial principal prepayments received on the mortgage loans exceeds the amount of deferred interest on the mortgage loans, and other unscheduled and scheduled payments of principal will be distributed as a principal distribution on the certificates. The increase in the certificate principal balance of any class of certificates may increase the period of time during which the applicable class of certificates could absorb realized losses on the mortgage loans. We cannot predict the extent to which deferred interest will accrue on the mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the certificates.

Credit enhancement for the certificates in an OC Transaction may be inadequate to cover losses and/or to maintain or restore overcollateralization

The mortgage loans in an OC Transaction are expected to generate more interest than is needed to pay interest on the related senior certificates and subordinate certificates because we expect the weighted average interest rate on the mortgage loans in such transaction to be higher than the weighted average pass-through rate on such senior certificates and subordinate certificates. If the mortgage loans in an OC Structure Loan Group generate more interest than is needed to pay interest on related senior certificates and subordinate certificates and related trust fund expenses, we will use such “excess spread” to make additional principal payments on such senior certificates and subordinate certificates, which will reduce the total certificate principal balance of such certificates below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization”. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans in the related loan group. However, we cannot assure you that enough excess spread will be generated on the related mortgage loans to maintain or restore the required level of overcollateralization for such transaction.

The excess spread for an OC Structure Loan Group available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related mortgage loans.

If the protection afforded by overcollateralization for such loan group is insufficient, then you could experience a loss on your investment.

Underwriting standards may affect risk of loss on the mortgage loans.

Generally, the mortgage loans have been originated using underwriting standards that are less stringent than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor’s affiliate, American Home Mortgage Corp. Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

Examples include the following:

•	mortgage loans secured by non-owner occupied properties may present a greater risk that the borrower will stop making monthly payments if the borrower’s financial condition deteriorates;

•
mortgage loans with loan-to-value ratios greater than 80% (i.e., the amount of the loan at origination is 80% or more of the value of the mortgaged property) may increase the risk that the value of the mortgaged property will not be sufficient to satisfy the mortgage loan upon foreclosure;

•
mortgage loans with loan-to-value ratios of greater than 80%, which may be as high as 100% at origination, with no mortgage insurance may increase the likelihood that the value of the mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure unless the value of the mortgaged property increases;

•
mortgage loans made to borrowers who have high debt-to-income ratios (i.e., the amount of debt service on the other debt of the borrower represents a large portion of his or her income) may result in a deterioration of the borrower’s financial condition that could make it difficult for the borrower to continue to make mortgage payments; and

•	mortgage loans made to borrowers whose income is not required to be disclosed or verified may increase the risk that the borrower’s income is less than that represented.

Some of the mortgage loans with loan-to-value ratios over 80% may be insured by primary mortgage insurance. However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker’s price opinion, automated valuation, drive-by appraisal or other certification of value. If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

See “The Mortgage Pools—Underwriting Standards” and “Legal Aspects of Mortgage Loans” in the related base prospectus.

Losses on the mortgage loans, which could occur due to a variety of causes, may affect the return on your certificates.

Losses on mortgage loans may occur due to a wide variety of causes, including a decline in real estate values, as well as adverse changes in a borrower’s financial condition. A decline in real estate values or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific regions.

One risk of investing in mortgage-backed securities is created by any concentration of the related properties in one or more geographic regions. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally.  For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.  The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance.  The mortgage loans included in the trust established for any series, securing the certificates, may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.  Any risks associated with mortgage loan concentration may affect the yield to maturity of the certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the certificates.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator.  In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans included in the trust for a series are also subject to federal laws, including:

1.	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

2.
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

3.	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement.  See“Legal Aspects of Mortgage Loans” in the related base prospectus.

On the closing date for each series, AHMC will represent, among other things, that each mortgage loan included in the related trust for the series, at the time it was made and as of the applicable transfer date, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws.  In the event of a breach of this representation, AHMC will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related base prospectus.

The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates.

Except as set forth in the final term sheet for a class of certificates, in a Shifting Interest Transaction, the only credit enhancement for any class of senior certificates of any series will be the subordination provided by the Class M Certificates and Class B Certificates of that series (and with respect to any class of super senior certificates, the subordination provided by the related class or classes of senior support certificates).  The only credit enhancement for any Class M Certificates of any series will be the subordination provided by the Class B Certificates and by any class of Class M Certificates, if any, with a lower payment priority than that class.  You should also be aware that the credit enhancement provided for some types of losses may be limited.

The value of your certificates may be reduced if losses are higher than expected.

If the performance of the mortgage loans included in the trust established for any series is substantially worse than assumed by the rating agencies rating any class of certificates of that series, the ratings of any class of those certificates may be lowered in the future. This would probably reduce the value of those certificates. None of the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

FICO scores mentioned in this term sheet supplement are not an indicator of future performance of borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower.  Investors should not rely on FICO scores as an indicator of future borrower performance.  See “The Mortgage Pools — FICO Scores” in the related base prospectus.

Payments on the mortgage loans are the sole source of payments on your certificates.

The certificates offered in each series will represent interests only in the trust established for that series. The certificates do not represent an ownership interest in or obligation of the depositor, the master servicer or any of their affiliates. If proceeds from the assets of the trust established for any series of certificates are not sufficient to make all payments provided for under the pooling and servicing agreement for that series, investors will have no recourse to the depositor, the master servicer or any other entity, and will incur losses.

You may have to hold your certificates to maturity if their marketability is limited.

The underwriter of the related series will intend to make a secondary market in the offered certificates, however, the underwriter is not obligated to do so. There can be no assurance that a secondary market for your certificates will develop or, if one does develop, that it will provide you with liquidity of investment or that it will continue for the life of the certificates. As a result, the secondary market for your certificates may be very limited.  In addition, any resale prices that may be available for any certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof.  The certificates will not be listed on any securities exchange.

Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.  Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

A transfer of servicing in the event of a servicer default may increase the risk of payment application errors.

If the servicer defaults in its obligations under the servicing agreement, the servicing of the mortgage loans may be transferred to the master servicer or an alternate servicer, as described under “The Agreements—Events of Default and Rights Upon Event of Default” in the related base prospectus. In the event of such a transfer of servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor servicer.

The yield on some of the offered certificates may be affected by various rights of the certificate insurer.

The yield to investors on some of the certificates, other than the insured certificates, may be adversely affected to the extent the certificate insurer, if any, is entitled to reimbursement for payments, including interest thereon, made under the certificate policy and any other amounts due to the certificate insurer pursuant to the related certificate policy and the related insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the certificate insurer, to the extent not previously paid or reimbursed. In addition, the holders of the related offered certificates, other than the insured certificates, may be adversely affected by the ability of the certificate insurer to exercise the rights of the insured certificates under the pooling and servicing agreement and any additional rights which they hold or otherwise as provided in this term sheet supplement.

The initial rating on the insured certificates is without regard to the certificate policy.

The rating on the insured certificates is based primarily on the structure of and the credit characteristics of mortgage loans, and not upon the claims paying ability of the certificate insurer. The rating of the certificate insurer is “AAA” by Standard & Poor’s, “Aaa” by Moody’s and “AAA” by Fitch Ratings. The ratings reflect the respective rating agencies’ current assessments of the insurance financial strength of the certificate insurer. Further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the insured certificates, and are subject to revision, suspension or withdrawal at any time by the rating agencies. Any downward revision, suspension or withdrawal of any of the above ratings may have an adverse effect on the market price of insured certificates. The certificate insurer does not guarantee the market price or investment value of the insured certificates nor does it guarantee that the ratings on insured certificates will not be revised, suspended or withdrawn.

The mortgage pool includes certain loans that may be subject to a higher risk of loss.

Some of the mortgage loans may have an LTV ratio at origination in excess of 80% but may not be insured by a primary mortgage insurance policy. Although primary mortgage insurance policy is generally required for mortgage loans with an LTV ratio in excess of 80%, no such insurance was required for these loans under the applicable underwriting criteria. The likelihood that the value of the related mortgaged property would not be sufficient to satisfy the mortgage loan upon foreclosure is greater for these types of loans, resulting in a higher likelihood of losses with respect to these types of loans.

You may incur losses if a primary mortgage insurer fails to make payments under a primary mortgage insurance policy.

Some of the mortgage loans may have an LTV ratio at origination in excess of 80% and may be insured by a primary mortgage insurance policy. If such a mortgage loan were subject to a foreclosure and the value of the related mortgaged property were not sufficient to satisfy the mortgage loan, payments under the primary mortgage insurance policy would be required to avoid any losses, or to reduce the losses on, such a mortgage loan. If the insurer is unable or refuses to pay a claim, the amount of such losses would be allocated to holders of the related certificates as realized losses.

The mortgage loans may have environmental risks, which may result in increased losses with respect to these mortgage loans.

To the extent any related mortgaged property included in the trust established for any series is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses.  See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the related base prospectus.  To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the certificates, to the extent not covered by credit enhancement, may be affected.

Cooperative loans have certain characteristics that may increase the risk of loss.

Some of the mortgage loans may not be secured directly by real property but may be cooperative loans. A cooperative loan is secured by a first lien on shares issued by the cooperative corporation that owns the related apartment building and on the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific unit within the cooperative. Cooperative loans have certain characteristics that may increase the likelihood of losses.

The proprietary lease or occupancy agreement securing a cooperative loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. If the cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Additionally, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder. In the event of a foreclosure under a cooperative loan, the mortgagee will be subject to certain restrictions on its ability to transfer the collateral and the use of proceeds from any sale of collateral. See “Legal Aspects of Mortgage Loans—Cooperative Mortgage Loans” in the related base prospectus.

Bankruptcy proceedings could delay or reduce distributions on the certificates.

The transfer of the mortgage loans from any applicable seller to the depositor will be intended by the parties to be and will be documented as a sale. However, if any seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the applicable mortgage loans as a loan secured by those mortgage loans or to consolidate those mortgage loans with the assets of that seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans included in the trust established for any series available to make payments on the certificates of that series.

The bankruptcy of a borrower may increase the risk of loss on a mortgage loan.

If a borrower becomes subject to a bankruptcy proceeding, a bankruptcy court may require modifications of the terms of a mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan. Modifications have included reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. In addition, under the federal bankruptcy law, all actions against a borrower and the borrower’s property are automatically stayed upon the filing of a bankruptcy petition.

The mortgage loans may have limited recourse to the related borrower, which may result in losses with respect to these mortgage loans.

The mortgage loans included in a trust may be nonrecourse loans or loans for which recourse may be restricted or unenforceable.  As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan.  However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may adversely affect the yield to maturity of the certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related certificates.

The yield on your certificates will vary depending on the rate of prepayments.

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan generally will result in a prepayment on the related certificates:

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans may decrease.

•
Refinancing programs, which may involve targeted soliciting of all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. Any such refinancing programs will be directed at all of the servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

•
In an OC Transaction, the overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of certificates whenever overcollateralization is at a level below the required level.  An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•
AHMC will be required to purchase mortgage loans from the trust for the series in the event certain breaches of representations and warranties occur and have not been cured. In addition, AHMC has the option to purchase mortgage loans that become 90 days or more delinquent, provided that such option may not be exercised beyond the end of the calendar quarter in which the mortgage loans become 90 days or more delinquent. These purchases will have the same effect on the holders of the certificates as a prepayment in full of any such purchased mortgage loans.

•
Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

See “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Maturity and Prepayment Considerations” in the related base prospectus.

The recording of mortgages in the name of MERS may affect the yield on the certificates.

The mortgages or assignments of mortgage for all or a portion of the mortgage loans included in the trust established for any series may have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the trustee for any series, then any related expenses shall be paid by the related trust and will reduce the amount available to pay principal of and interest on the outstanding certificates of that series with the lowest payment priorities.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to holders of the related certificates and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Description of the Securities—Assignment of Trust Fund Assets” in the related base prospectus.

Defaults on high balance mortgage loans could have a disproportionate impact on the performance of the mortgage pool.

The principal balances of some of the mortgage loans were in excess of $1,000,000 as of the cut-off date.  The loss and delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.

The yield on your certificates will be affected by the specific terms that apply to that class, discussed below.

The offered certificates of each class included in a series will have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of some of the categories of certificates that may be included in any series. See “Certain Yield and Prepayment Considerations” in this term sheet supplement.

The Class A Certificates of any series, other than any interest only certificates, may be subject to various priorities for payment of principal. Distributions of principal on the Class A Certificates of any series entitled to principal distributions with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the related loan group. Those classes of Class A Certificates of any series entitled to principal distributions with a later priority of payment will be affected by the rates of prepayment of the mortgage pool experienced both before and after the commencement of principal distributions on those classes, and will be more likely to be affected by losses on the mortgage pool not covered by any applicable credit enhancement since these classes will be outstanding for a longer period of time. See “Description of the Certificates—Principal Distributions on the Senior Certificates” in this term sheet supplement.

Investors in the Class X Certificates of any series should be aware that the yields on Class X Certificates, to the extent of the Class X-IO Component, will be extremely sensitive to the rate and timing of principal payments on the mortgage loans included in the related loan group, and that rate may fluctuate significantly over time.  A faster than expected rate of principal payments on the mortgage loans included in the related loan group will have an adverse effect on the yields to investors in the Class X Certificates and could result in their failure to fully recover their initial investments.

The yield to maturity on the Class X-IO Component of any series will be particularly sensitive to the level of prepayments on the mortgage loans included in the related loan group with higher net mortgage rates.  Interest will accrue on such Class X-IO Component at a pass-through rate equal to, for each distribution date, the excess, if any, of the weighted average of the net mortgage rates on the mortgage loans in the related loan group over the weighted average of the pass-through rates on another class or classes of certificates as and to the extent described in any final term sheet for such class. If mortgage interest rates decline, the higher interest rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur.  Increases in any applicable index may increase the weighted average pass-through rate on the other certificates to which the pass-through rate on a Class X Certificates is related, which also could reduce the pass-through rate on the related Class X-IO Component.  If for any distribution date, the weighted average of the net mortgage rates on the mortgage loans in the related loan group is equal to the weighted average of the pass-through rates on the certificates to which the pass-through rate on a Class X Certificates is related, the related Class X-IO Component will receive no distributions of interest on that distribution date.

Investors in a class of senior support certificates of any series should be aware that all or a portion of losses on the mortgage loans in the related loan group otherwise allocable to the related class or classes of super senior certificates will be allocated to that class of senior support certificates as and to the extent set forth in the final term sheet for that series. Therefore, the yield to maturity on that class of senior support certificates will be extremely sensitive to losses otherwise allocable to the related class or classes of super senior certificates.

The yield to investors in any class of the subordinated certificates of any series will be sensitive to the rate and timing of losses on the mortgage loans in all related loan groups for any series, if those losses are not covered by (i) in an OC Transaction, the amount of related overcollateralization, and (ii) a more subordinate class of the subordinated certificates.

It is not expected that a class of subordinated certificates, other than any class of senior support certificates, will receive any distributions of principal payments until the distribution date set forth in the final term sheet for a class of certificates. On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans in each loan group may be allocated to the related senior certificates as described in this term sheet supplement, and none or a disproportionately small portion of principal prepayments on the mortgage loans in each loan group may be paid to the holders of the subordinated certificates, other than any class of senior support certificates.

As a result, the weighted average lives of the subordinated certificates may be longer than would otherwise be the case. See “Description of the Certificates—Allocation of Losses; Subordination” in this term sheet supplement.

The yields on the floating rate certificates may be affected by changes in interest rates.

The interest rate on any class of floating rate certificates will vary in accordance with an applicable interest rate index. Therefore, the yield to investors on any class of floating rate certificates will be extremely sensitive to fluctuations of the applicable interest rate index. In addition, the mortgage rates on the mortgage loans may be based on an index that is different from that of the floating rate certificates, which may rise or fall more slowly or quickly, or may move in an opposite direction to the index applicable to the mortgage loans. We cannot assure you as to the level, rate or timing of changes in any index.

The yields on certificates with a pass-through rate subject to a cap will be sensitive to fluctuations in the levels of the related indices on the adjustable-rate mortgage loans.

The pass-through rates on one or more classes of certificates of any series may be subject to a cap equal to the weighted average of the net mortgage rates on the related mortgage loans, in some cases adjusted to an actual over 360-day rate, or the lesser of the weighted average of the net mortgage rates on the related mortgage loans, in some cases adjusted to an actual over 360-day rate, and a fixed rate per annum. Therefore, the prepayment of the related mortgage loans with higher mortgage rates may result in lower pass-through rates on those classes of certificates.

Investors in those classes of certificates should be aware that the mortgage rates on adjustable-rate mortgage loans may adjust at different times based on the related index, and sometimes after a fixed interest rate period. Consequently, the weighted average net mortgage rate on the related adjustable-rate mortgage loans, if any, during the related due period will be sensitive to fluctuations in the levels of the related indices on the adjustable-rate mortgage loans, and may be less than interest that would accrue on those classes of certificates in the absence of the applicable cap on their pass-through rate. In a rising interest rate environment, those classes of certificates may receive interest at the applicable cap rate for a protracted period of time.

The yield on the interest only certificates will be sensitive to principal prepayments on the mortgage loans.

A class of interest only certificates included in any series will not be entitled to principal distributions and will receive interest distributions based on a notional amount, which may be based on all or a portion of the certificate principal balance of one or more classes of certificates included in the related series. Investors in a class of interest only certificates should be aware that the yield on that class will be extremely sensitive to the rate and timing of principal payments on the related class or classes of certificates, and that rate may fluctuate significantly over time. A faster than expected rate of principal payments on the related class or classes of certificates will have an adverse effect on the yield to investors in a class of interest only certificates and could result in their failure to fully recover their initial investments.

Payments on certificates entitled to prepayment charges are difficult to predict and which may fluctuate significantly over time.

As set forth in any final term sheet for a class of certificates, the holders of certain certificates may be entitled to prepayment charges collected in respect of the mortgage loans. The yield to maturity of those certificates will depend on the rate and timing of receipt of prepayment charges on the mortgage loans, which are difficult to predict and which may fluctuate significantly over time. Generally, each prepayment charge only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. In addition, under certain instances the payment of any otherwise applicable prepayment charge may be waived by the servicer. Investors should conduct their own analysis of the effect, if any, that rate and timing of payment of prepayment charges, or decisions by the servicer with respect to waiver thereof, may have on the performance of those certificates entitled to prepayment charges. There can be no assurance as to the timing or amount of collections of prepayment charges or the effect of prepayment charges on the rate of prepayments on the mortgage loans. Further, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on the certificates entitled to prepayment charges.

See “Description of the Mortgage Pool – General” and “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Legal Aspects of Mortgage Loans—Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

Payments on certificates related to any yield maintenance agreement may be affected by prepayments and are subject to the credit risk of the yield maintenance agreement provider.

As set forth in any final term sheet for a class of certificates, the holders of certain certificates may benefit from a series of interest rate cap payments pursuant to a yield maintenance agreement. The purpose of a yield maintenance agreement is to partially mitigate the risk to the investors in the related certificates that the pass-through rate on their certificates will be lower than the index plus the related margin.

However, the amount payable to those investors under a yield maintenance agreement will be based on a notional amount equal to the lesser of the aggregate certificate principal balance of related certificates and an amount determined based on an assumed rate of prepayments on the mortgage loans. Accordingly, if prepayments occur at a slower rate than assumed, the amount payable on the yield maintenance agreement will be less than the amount of interest that would accrue on those certificates at the excess of the index over a certain rate per annum as set forth in the final term sheet for such class. In addition, if the index exceeds a certain rate per annum as set forth in the final term sheet for such class of certificates, no additional amounts are payable under the yield maintenance agreement. Any amount by which the amount paid by the yield maintenance agreement provider is less than the difference between the index plus the related margin and a rate set forth in the final term sheet for such class of certificates will not be payable from any source on that distribution date or any future distribution date.

Furthermore, investors are subject to the risk that the yield maintenance agreement provider will default on all or a portion of its payment obligations under the yield maintenance agreement.

The return on the certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state laws.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans.  The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status.  Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the servicer and, therefore, will reduce the available funds for the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the related certificates.

Statutory and judicial limitations on foreclosure procedures may delay recovery in respect of the mortgaged property and, in some instances, limit the amount that may be recovered by the foreclosing lender, resulting in losses on the mortgage loans that might be allocated to the certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

Recent developments in the residential mortgage market may adversely affect the market value of your certificates.

Investors should note that the residential mortgage market has recently encountered difficulties which may adversely affect the performance or market value of your certificates.

In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector.  In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated.  A continued decline or a lack of increase in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.  Moreover, with respect to adjustable rate mortgage loans that have an initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates.  In addition, several residential mortgage loan originators who originate subprime loans have recently experienced serious financial difficulties and, in some cases, bankruptcy.  Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults.  The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any certificates backed by those loans.

The mortgage loans in the issuing entity do not include subprime mortgage loans, and the sponsor and its affiliates originate only a limited number of subprime mortgage loans, all of which are sold to third-parties.  Regardless, these general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, if any, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the mortgage loans and the yield on and value of the certificates.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your certificates.

THE DEPOSITOR

The depositor will be American Home Mortgage Assets LLC.  The depositor was formed in the State of Delaware on May 20, 2005 as an indirect, wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation that is organized and operates as a real estate investment trust for federal income tax purposes.  The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the Certificates contemplated in this free writing prospectus, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since its inception.

The following table describes size, composition and growth of the depositor’s total portfolio of assets it has securitized as of the dates indicated:

	December 31, 2005		December 31, 2006		March 31, 2007
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short Reset ARM	3,418	$1,287,655,301	22,276	$8,857,601,642	21,046	$8,169,960,039
Total	3,418	$1,287,655,301	22,276	$8,857,601,642	21,047	$8,169,960,039

With respect to the table above, a short-reset ARM is any ARM loan without an initial fixed-rate period or with an initial-fixed rate period of three years or less.

ISSUING ENTITY

The depositor will establish the issuing entity as a trust under the laws of the State of New York with respect to each series on the closing date for that series, pursuant to a pooling and servicing agreement, dated as of the cut-off date for that series, among the depositor, the master servicer, the securities administrator and the trustee, referred to herein as the pooling and servicing agreement. The Agreement constitutes the “governing instrument” under the laws of the State of New York and is governed by the laws of the State of New York. On the closing date for each series, the depositor will deposit into the trust a pool of mortgage loans that in the aggregate will constitute a mortgage pool, secured by first liens on one- to four-family residential properties with terms to maturity of not more than 40 years. The mortgage pool may be divided into two or more loan groups. The trust will not have any additional equity. The pooling and servicing agreement for each series will authorize the issuing entity to engage only in selling the certificates in exchange for the mortgage loans included in that trust, entering into and performing its obligations under the pooling and servicing agreement for that series, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series.  These restrictions cannot be amended without the consent of holders of certificates evidencing at least 51% of the voting rights.  For a description of other provisions relating to amending the Agreement, please see “The Agreements — Amendment” in the related base prospectus.

The issuing entity’s fiscal year end is December 31.

The pooling and servicing agreement will provide that the depositor assigns to the trustee for the benefit of the certificateholders and the Certificate Insurer, if any, without recourse all the right, title and interest of the depositor in and to the mortgage loans. Furthermore, the pooling and servicing agreement will state that, although it is intended that the conveyance by the depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

Some capitalized terms used in this term sheet supplement have the meanings given below under “Description of the Certificates—Glossary of Terms” or in the related base prospectus under “Glossary.”

THE SPONSOR

The sponsor is American Home Mortgage Corp.  The sponsor was incorporated in the State of New York on April 5, 1988 as a corporation for the purpose of operating as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings.  The sponsor currently operates as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation, which operates, and has elected to be treated, as a REIT for federal income tax purposes.

The sponsor maintains its principal office at 538 Broadhollow Road, Melville, New York 11747.

The sponsor has been securitizing residential mortgage loans since 2005.  The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated:

	December 31, 2005		December 31, 2006		March 31, 2007
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short Reset ARM	3,418	$1,287,655,301	22,276	$8,857,601,642	21,046	$8,169,960,039
Total	3,418	$1,287,655,301	22,276	$8,857,601,642	21,047	$8,169,960,039

With respect to the table above, a short-reset ARM is any ARM loan without an initial fixed-rate period or with an initial-fixed rate period of three years or less.

THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and as securities administrator under the pooling and servicing agreement.  Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.   The depositor, the sponsor, the Seller and the servicer(s) may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank acts as master servicer pursuant to the pooling and servicing agreement.  The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements.  In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer.  Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Pursuant to the pooling and servicing agreement, the master servicer will be required to monitor and oversee the performance of the servicer.  In the event of the occurrence of an event of default or a servicing trigger event under the servicing agreement, under certain circumstances specified therein, the master servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 100 days) for the transfer of actual servicing to such successor servicer.

The pooling and servicing agreement will provide that for so long as the master servicer and the securities administrator are the same person, then at any time either such party resigns or is terminated in its respective capacity, the other party in its respective capacity will likewise be removed.

THE SERVICER

American Home Mortgage Servicing, Inc., referred to herein as the servicer, will act as the servicer of the mortgage loans pursuant to the servicing agreement.  The servicer is a Maryland corporation.  The servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.  The servicer has been servicing mortgage loans since its incorporation in 1972.  The servicer may use subservicers with respect to all or a portion of the mortgage loans, although the servicer is not using any subservicers as of June 1, 2007.

The servicer will send statements to borrowers and process the payments as received by depositing them within two business days into the Protected Account. If the borrower is delinquent, the servicer will attempt to contact the borrower in an effort to make the borrower current.  If the borrower is delinquent for 90 days or more, the servicer will begin the foreclosure process with respect to the borrower.  As part of the foreclosure process, a sale of the property may occur in which the servicer may take possession of the property as “real estate owned” property, commonly known as an REO property.  The servicer will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

The following table shows the size, composition, and growth of the servicer’s portfolio of short-reset adjustable-rate mortgage (“ARM”) loans as of the dates indicated:

Short Reset ARMs	December 31, 2004	December 31, 2005	December 31, 2006	March 31, 2007
Number Of Loans	20,751	39,699	68,802	72,328
Principal Balance	$4,762,653,643	$11,109,422,516	$24,725,791,965	$26,242,405,718

With respect to the table above, a short reset ARM is any ARM without an initial fixed-rate period or with an initial fixed-rate period of three years or less.

The servicer is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer.   The servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations.  The servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property.   However, all servicing decisions are made by the servicer.

The servicer is an affiliate of American Home Mortgage Investment Corp., a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”.  The financial statements of American Home Mortgage Investment Corp. may be found in the company’s periodic reports filed with the Securities and Exchange Commission (“SEC”) and accessible through the SEC’s website at www.sec.gov.  The servicer is a “taxable REIT subsidiary” of American Home Mortgage Investment Corp.

A description of the duties of the servicer, including the servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found under “Servicing of Mortgage Loans” in the prospectus.

Collections on the mortgage loans will be maintained in a payment clearing account for two business days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are adjustable rate mortgage loans, the servicer will be required to change the calculation of the monthly payment on each mortgage loan.  The servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The servicer may not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term, or in any manner grant indulgence to any Mortgagor unless the servicer has obtained the prior written consent of the master servicer, which consent shall not be unreasonably withheld. If the servicer reduces the borrower’s monthly payment, the amount payable to the related trust may be reduced.

The servicer does not have any custodial responsibility for the Mortgage Loans.  The custodian has sole custodial responsibility pursuant to the custodial agreement.

The servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

The servicer is an affiliate of the originator.

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will be the trustee under the Agreement. The trustee’s “Corporate Trust Office” is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration – AH07A6, or such other address as the trustee may designate from time to time by notice to the certificateholders, the depositor, the master servicer, the servicer and the securities administrator.

DBNTC is a national banking association which has an office in Santa Ana, California.  DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area.  DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement.  DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities.  DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities.  However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the custodian on behalf of the trust.  DBNTC may perform certain of its obligations through one or more third party vendors.  However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement.  DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates or as custodian.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The issuing entity, the depositor, the originator, the sponsor and the servicer are affiliated parties.  There are no other affiliated parties.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the trustee, the securities administrator, the master servicer or the custodian, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets.  Except as otherwise disclosed herein, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years. The master servicer and the securities administrator are the same entity.

DESCRIPTION OF THE MORTGAGE POOL

General

The mortgage pool for each series may consist of payment-option, adjustable-rate mortgage loans with a negative amortization feature divided into two or more loan groups. The mortgage loans are secured by first liens on fee simple or leasehold interests in one- to four-family residential properties.

All of the mortgage loans included in the trust established for any series have been or will be purchased by the depositor from the sponsor as described in this term sheet supplement and were originated by American Home Mortgage Corp., an originator affiliated with the depositor.

The mortgage loans included in the trust for any series will be selected for inclusion in the mortgage pool from among mortgage loans originated pursuant to the standard described in “—Underwriting Standards” below.

The depositor and AHMC will make certain limited representations and warranties regarding the mortgage loans included in the trust established for any series as of the date of issuance of the certificates of that series. The depositor and AHMC will be required to repurchase or substitute for any mortgage loan included in the related mortgage pool as to which a breach of its representations and warranties with respect to that mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders or of the Certificate Insurer, if any, of that series in any of those mortgage loans. Accordingly, the only representations and warranties regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the certificateholders and the Certificate Insurer, if any, of that series will be the limited representations and warranties made by AHMC and the depositor described in this paragraph. See “The Mortgage Pools—Representations by Sellers” in the related base prospectus.

Loan Groups

As more fully described in any final term sheet for that series, the mortgage loans included in the trust established for any series may be divided into two or more groups based on the certain payment, maturity, geographical or other characteristics.

Each loan group of any series will be assigned a numerical designation, such as loan group I and loan group II, and the mortgage loans included therein may be referred to as the group I loans and the group II loans, respectively.

Payments received on the mortgage loans included in any loan group will be distributed to the classes of related offered certificates, as more fully described in any final term sheet for that class and this term sheet supplement.

As used in this term sheet supplement, references to the related (or words of similar effect) loan group will mean the loan group or loan groups from which a class of certificates will receive distributions of principal and interest, and references to the related (or words of similar effect) mortgage loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates will receive distributions of principal and interest.

The original mortgages for some of the mortgage loans included in the trust established for any series have been, or in the future may be, at the sole discretion of the servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was or may be recorded in the name of the originator of the mortgage loan, record ownership was or will be later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS® System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see “Certain Yield and Prepayment Considerations—General” in this term sheet supplement and “Description of the Securities—Assignment of Trust Fund Assets” in the related base prospectus.

A certain percentage of the mortgage loans in any loan group may provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within a certain period following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. The amount of the applicable prepayment charge, to the extent permitted under applicable law, is as provided in the related mortgage note. Applicable law may impose limitations on the amount of the prepayment charge or render such prepayment charge unenforceable. In addition, under certain circumstances the servicer may waive a prepayment charge. To the extent provided in a final term sheet for a class of certificates, the holders of a specified class of certificates may be entitled to all prepayment charges received on the mortgage loans. In any event, these amounts will not be available for distribution on any of the other offered certificates. See “Description of Certificates – Prepayment Charges” in this term sheet supplement and “Legal Aspects of Mortgage Loans — Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

In connection with mortgage loans secured by a leasehold interest, if any, AHMC shall have represented that, among other things: the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such mortgage loan.

A portion of the mortgage loans included in any loan group for any series may be subject to the Home Ownership and Equity Protection Act of 1994, as amended, as of the closing date for that series, and a portion of the mortgage loans included in any loan group for any series may be loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) “high cost” or “covered” loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees. See “Legal Aspects of Mortgage Loans—Homeownership Act and Similar State Laws” in the related base prospectus.

A portion of the mortgage loans included in any loan group for any series may be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see “Pool — Static Pool Information” in this term sheet supplement.

A portion of the mortgage loans included in any loan group for any series may be Buy-Down Mortgage Loans or mortgage loans that have been made to an international borrower.

A portion of the mortgage loans in any loan group may be balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

Certain of the stipulations on the characteristics of the mortgage loans included in the trust established for any series may be stipulations regarding the Credit Scores of the related mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, Credit Scores may be obtained by AHMC after the origination of a mortgage loan if the seller does not provide to AHMC a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans included in the trust established for any series or that any mortgagor’s Credit Score would not be lower if obtained as of the date of issuance of a class of certificates.

A portion of the mortgage loans included in the trust established for any series may provide for payment of a prepayment charge for partial prepayments and prepayments in full, other than a prepayment occurring upon the sale of property securing a mortgage loan. The prepayment charge generally applies to prepayments made within up to five years following the origination of such mortgage loan. The amount of the prepayment charge is generally equal to either 2% of the original loan amount or six months interest on the amount prepaid that exceeds 20% of the loan amount, subject to limitations, if any, imposed by applicable state laws. Unless otherwise specified in the related term sheet, the prepayment charges received on the mortgage loans included in the trust established for any series will not be available for distribution on the certificates included in that series. See “Certain Yield and Prepayment Considerations” in this term sheet supplement and “Legal Aspects of the Mortgage Loans—Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

All of the mortgage loans with prepayment charges have prepayment charges which are “hard” throughout the period for which a prepayment charge applies, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment.  None of the mortgage loans have prepayment charges which are “soft” throughout the period(s) for which a prepayment charge applies.

Mortgage Rate Adjustment

The interest rates on the mortgage loans adjust monthly, generally after an initial fixed rate period of one, three, six or twelve months. The mortgage rate for each mortgage loan will be adjusted to equal the sum of the index applicable to that mortgage loan and a fixed percentage amount, or note margin, for the mortgage loan, subject to rounding and the limitations set forth in the related mortgage note and as described in this term sheet supplement.

Each of the mortgage loans will have an initial minimum monthly payment based on an amount that would fully amortize the mortgage loan over a 30 or 40 year term at the initial mortgage rate in effect on the mortgage loan. The initial mortgage rate in effect on a mortgage loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. While the interest rate on each mortgage loan will adjust monthly, the minimum monthly payment on each mortgage loan generally will adjust less frequently, beginning on the due date of the month following the month in which the adjustment date occurs, to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding stated principal balance of each mortgage loan over its remaining term to stated maturity, subject to a payment adjustment cap specified in the related mortgage loan. Generally, the monthly payment adjusts annually and the payment adjustment cap on each mortgage loan limits the amount by which the monthly payment can increase on any annual payment adjustment date to 7.5% per annum.

No mortgage loan will have a mortgage rate that exceeds the maximum mortgage rate specified in the related mortgage note, or the maximum mortgage rate. Due to the application of the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any mortgage rate adjustment date, may be less than the sum of the index and the gross margin. Each mortgage loan will have a minimum mortgage rate equal to the rate specified in the related mortgage note or if no minimum rate is specified, the note margin.

Unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates.

Because the mortgage rates on the mortgage loans adjust at a different time than the monthly payments thereon and the payment caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the related mortgage loan over its then remaining term at the applicable mortgage rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related interest accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related interest accrual period at the applicable mortgage rate is greater than the entire monthly payment due on the related due date); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, the amount of interest that is not covered by the monthly payment, or deferred interest, is added to the principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Generally the unpaid principal balance of a mortgage loan may not be increased due to deferred interest above 110%, 115% or 125% of the original principal amount of the mortgage loan. On any day on which the amount of deferred interest would cause the unpaid principal balance of a mortgage loan to exceed that amount, the monthly payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate. In addition, generally on the fifth payment adjustment date and on each fifth payment adjustment date thereafter, the payment adjustment cap will not apply and the monthly payment will be adjusted to equal an amount that would fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate.

Generally, on each payment date after the initial fixed rate period, the servicer will present to each borrower three payment options in addition to the minimum monthly payment described above. Those payment options will include (i) interest only, (ii) an amount that will fully amortize the mortgage loan over the remaining term of the mortgage loan at the current mortgage rate, and (iii) an amount that will fully amortize the mortgage loan over a period of 15 years from the first payment date at the current mortgage rate. Those payment options will only be available to the borrower if they are higher than the minimum monthly payment described above.

Static Pool Information

General

As used in the Static Pool Data, a loan is considered to be “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

From time to time, the servicer will modify a mortgage loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the mortgage loan’s original payment terms. The trial period is designed to evaluate both a borrower’s desire to remain in the mortgaged property and, in some cases, a borrower’s capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the mortgage loan goes into foreclosure. Historically, the servicer has not modified a material number of mortgage loans in any pool. Furthermore, the rating agencies rating the certificates impose certain limitations on the ability of the servicer to modify loans.

Charge offs are taken only when the servicer has determined that it has received all payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

AHMC

Current Static Pool Data with respect to mortgage loans originated by AHMC is available on the internet at https://www.americanhm.com/StaticPools/AHMA2007-6.aspx. AHMC does not have any material static pool information with respect to any mortgage loans of the same type as those included in the mortgage pool for any series, based on underwriting criteria and credit quality, originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by AHMC prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense.  With respect to any of these mortgage loans originated by AHMC on or after January 1, 2006, the Static Pool Data provided includes information solely for those mortgage loans which are currently being serviced by an affiliate of AHMC and not for any mortgage loans which have been sold on a servicing released basis.

The Static Pool Data available on the internet contains vintage information for the previous three years.  AHMC has determined that information provided solely from prior securitized pools does not adequately reflect the historical experience of mortgage loans acquired by AHMC with the characteristics of the same type of mortgage loans as those included in the mortgage pool for any series.

Standard Hazard Insurance and Primary Mortgage Insurance

Subject to limited exceptions, each of the mortgage loans included in the trust established for any series will be required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, subject to limited exceptions, and to the best of the depositor’s knowledge, each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of 80% will be insured by a primary mortgage insurance policy, which is referred to as a primary insurance policy, covering at least 35% of the balance of the mortgage loan at origination if the LTV ratio is between 100.00% and 95.01%, at least 30% of the balance of the mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%, at least 25% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01%, and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

The primary insurers for the mortgage loans included in the trust for each series will have a claims paying ability acceptable, as of the cut-off date for that series, to the rating agencies that have been requested to rate the related certificates; however, no assurance as to the actual ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity or the underwriter. See “Description of Credit Enhancement—Mortgage Pool Insurance Policies” in the related base prospectus.

The LPMI Insurer

The LPMI Insurer, if any, will be identified in the final term sheet or the prospectus supplement for the particular series of certificates.

The LPMI Policy

Some of the mortgage loans may be insured by the LPMI Insurer pursuant to a mortgage guaranty insurance policy (the “LPMI Policy”).  The terms of the LPMI Policy will be identified in the final term sheet or the prospectus supplement for the particular series of certificates.

MORTGAGE LOAN ORIGINATION

American Home Mortgage Corp. (the “Originator”) is a New York corporation that operates as a mortgage origination company, primarily engaged in the origination (and some servicing) of residential mortgage loans generally secured by one- to four-family dwellings.  The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator’s call center.  The Originator operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia.  The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating fixed rate mortgage loans and adjustable-rate mortgage loans, or ARMs, since such date.  The Originator currently operates as a taxable REIT subsidiary of American Home Mortgage Investment Corp., a Maryland corporation, which operates, and has elected to be treated, as a REIT for federal income tax purposes. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects the Originator’s originations of short-reset adjustable-rate mortgage loans as of the dates indicated:

Short Reset ARMs	Year Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Number Of Loans	21,772	28,179	53,299	9,016
Principal Balance	5,243,914,215	$9,539,586,012	$20,291,229,888	$3,291,921,408

With respect to the table above, a short reset ARM is any adjustable-rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of three years or less.

The Originator is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

Underwriting Standards

The following information generally describes the Originator’s underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

The Originator’s non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

The Originator’s underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, the Originator expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

The Originator underwrites a borrower’s creditworthiness based solely on information that the Originator believes is indicative of the applicant’s willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both.  For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both.  Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

The Originator obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report.  A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator’s non-conforming loan guidelines for these loans is 620 and the average is typically over 700.  For the Originator’s Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower’s credit history and credit score, the Originator’s underwriters closely review the borrower’s housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae’s Desktop Underwriter or Freddie Mac’s Loan Prospector automated underwriting systems or they have been manually underwritten by the Originator’s underwriters. The Originator’s Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower’s income will support the total housing expense, on an ongoing basis.  Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower’s ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower’s monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower’s ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser’s professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser’s judgment. In addition, each appraisal is reviewed for accuracy and consistency by an underwriter of the Originator or a mortgage insurance company contract underwriter.

The appraiser’s value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value.  The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels.  For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting.  Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation.   Therefore, each case is weighed individually on its own merits and exceptions to the Originator’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

Additional Information

Prior to the issuance of the offered certificates, AHMC may remove mortgage loans from the mortgage pool as a result of incomplete or defective documentation, or if it determines that the mortgage loan does not satisfy certain characteristics. AHMC may also add a limited number of other mortgage loans to the mortgage pool prior to the issuance of the offered certificates in substitution for removed loans.

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed by the issuing entity, in its own name, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue certificates pursuant to the pooling and servicing agreement. The certificates consist of certain publicly offered classes of certificates as reflected in any final term sheet for a class of certificates, which are referred to collectively as the offered certificates, and one or more classes, if any, of Class B, Class R or Class P Certificates which are not publicly offered. The various classes of Class A Certificates are referred to collectively as the Class A Certificates. The various classes of Class X Certificates are referred to collectively as the Class X Certificates.  The Class X Certificates will be comprised of two components: an interest-only component, the “Class X-IO Component” and a principal and interest component, the “Class X-P Component.”  The holders of the Class X Certificates may not transfer any component separately.  The various classes of Residual Certificates are referred to collectively as the Class R, or Residual, Certificates.  The various classes of Class A, Class X and Residual Certificates are referred to collectively as the Senior Certificates.  Those classes of certificates that have a pass-through rate based on an index, such as LIBOR, plus a related pass-through margin are referred to collectively as Adjustable Rate Certificates.  Those classes of certificates that have a pass-through rate based on LIBOR are collectively referred to as the LIBOR Certificates.  The Senior Certificates of each group will be assigned a numerical designation, such as Class I-A and Class II-A, or Class 1A and Class 2A, to denote the group to which the certificates belong.  The Senior Certificates of each group will receive payments on the mortgage loans in the related loan group, except as is otherwise set forth in this term sheet supplement.  In addition to the Senior Certificates, each series of certificates will include a set of subordinate certificates as set forth in any final term sheet for that series, which will be assigned an alphanumeric designation, such as the Class M-1, Class M-2, Class B-1 and Class B-2, and which are collectively referred to as the subordinated certificates. The various classes of Class M Certificates are referred to collectively as the Class M Certificates. The various classes of Class B Certificates are referred to collectively as the Class B Certificates.  The Class B Certificates shall be subordinate in rights to the Class M Certificates.  Each class of certificates may be divided into components as described in the related term sheet, each component with features as described for certificates in this term sheet supplement. See “Glossary” in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

Crossed Transactions

For some series of certificates, referred to herein as Crossed Transactions, a separate group of subordinate certificates will be issued related to all groups of Senior Certificates of that series.  The subordinate certificates will be enumerated without a numerical designation to denote inclusion in a particular group, such as Class M-1 and Class M-2.  These subordinate certificates will receive payments on the mortgage loans in all loan groups for that series and will serve as credit enhancement solely for all Senior Certificates of that series, as described in this term sheet supplement.

References to the related mortgage loans with respect to the subordinate certificates in any Crossed Transaction will mean the mortgage loans.

As used in this term sheet supplement, the Class M Certificates refers to all of the Class M Certificates issued as part of the series, and the Class B Certificates refers to all of the Class B Certificates issued as part of the series.

Only the Senior Certificates and the Class M Certificates of any series are offered hereby.

The certificates of any series will evidence the entire beneficial ownership interest in the related trust. For any series the related trust will consist of:

•
the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the related Cut-off Date, but excluding any payments of principal or interest due on or prior to the related Cut-off Date;

•	the cash deposited in respect of the mortgage loans in the Protected Account and in the Distribution Account and belonging to the trust;

•	property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

•	any applicable primary insurance policies and standard hazard insurance policies;

•	a Carryover Shortfall Reserve Fund, if applicable;

•	the rights of the depositor under the mortgage loan purchase agreement;

•	the rights with respect to the servicing agreement, to the extent assigned to the trust;

•	a yield maintenance agreement, if applicable; and

•	all proceeds of any of the foregoing.

The offered certificates identified in the final term sheet will be available only in book-entry form through facilities of The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates.

The DTC registered certificates of any series will be represented by one or more certificates registered in the name of Cede & Co., as the nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, or a definitive certificate, except as described in this term sheet supplement under “—Book-Entry Registration of Certain of the Offered Certificates— Definitive Certificates.” Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this term sheet supplement:

•	all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants; and

•
all references in this term sheet supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

Accrued Certificate Interest— With respect to any class of offered certificates in a Shifting Interest Transaction and any distribution date, an amount equal to (a) in the case of each class of offered certificates of that series, other than the Class X-IO Component of any Class X Certificates, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to that distribution date at the related pass-through rate and (b) in the case of the Class X-IO Component of the Class X Certificates of that series, interest accrued during the related Interest Accrual Period on the related Notional Amount immediately prior to that distribution date at the related pass-through rate for that distribution date; in each case less interest shortfalls on the mortgage loans in the related loan group, if any, allocated thereto for that distribution date to the extent not covered, with respect to the Senior Certificates by the subordination provided by the Class B Certificates and Class M Certificates (and, to the extent provided in any final term sheet, with respect to a class of Super Senior Certificates, if any, by the subordination provided by the related Senior Support Certificates), of that series, including:

(i)
any Prepayment Interest Shortfall on the mortgage loans included in the related loan group to the extent not covered by the servicer as described in this term sheet supplement under “Description of the Certificates—Interest Distributions”;

(ii)
the interest portions of Realized Losses for the related loan group, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses on the related mortgage loans not allocated through subordination;

(iii)
the interest portion of any Advances that were made with respect to delinquencies on the mortgage loans included in the related loan group that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

(iv)
any other interest shortfalls on the mortgage loans included in the related loan group not covered by the subordination provided by the Class M Certificates or Class B Certificates of that series, including interest shortfalls relating to the Relief Act, or similar legislation or regulations, all allocated as described below.

Any such reductions will be allocated among the holders of all related classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions.

With respect to each class of senior certificates and subordinate certificates in an OC Transaction and each distribution date is the interest accrued during the related Accrual Period at the then-applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by (a) Prepayment Interest Shortfalls on the mortgage loans, to the extent not covered by compensating interest paid by the servicer or the master servicer, as successor servicer, (b) interest shortfalls on the mortgage loans resulting from the application of the Relief Act or similar state law, (c) the interest portion of Realized Losses not allocated through subordination and (d) the amount of Net Deferred Interest, if any.  In addition, Accrued Certificate Interest for any Class of Certificates (other than Class X Certificates) will be reduced by any Realized Losses allocated thereto through subordination.

Except as described in the final term sheet, Accrued Certificate Interest on any class of floating rate Certificates is calculated on the basis of a 360-day year and the actual number of days that elapsed during the related Interest Accrual Period.  Accrued Certificate Interest on any class of Certificates other than a class of floating rate Certificates is calculated on the basis of a 360 day year divided into twelve 30 day months.

Advance— As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal and interest due on the mortgage loan during the related Due Period which was not received as of the close of business on the business day preceding the related determination date advanced by the servicer in accordance with the servicing agreement.

AHMC — American Home Mortgage Corp.

Applied Realized Loss Amount — With respect to any class of senior certificates (if Realized Losses are allocated to the senior certificates as described in the final term sheet) and any subordinate certificates in an OC Transaction and as to any distribution date, means the Realized Losses with respect to the mortgage loans in such loan group which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

Available Distribution Amount — With respect to any distribution date, and any Shifting Interest Transaction will be determined separately for each loan group of that series, and in each case will be an amount equal to the aggregate of:

•
the aggregate amount of scheduled payments on the mortgage loans included in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related servicing fees and any lender paid mortgage insurance fees;

•
all unscheduled payments on the mortgage loans included in the related loan group, including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

•	all Advances on the mortgage loans included in the related loan group made for that distribution date, in each case net of amounts reimbursable therefrom to the servicer.

As described in this term sheet supplement under “—Principal Distributions on the Senior Certificates,” any amount with respect to which such election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the determination date is the second business day prior to that distribution date.

Available Funds — With respect to an OC Transaction, shall mean the sum of Interest Remittance Amount and Principal Remittance Amount relating to the related mortgage loans minus fees payable to, and amounts reimbursable to, the trustee, the securities administrator, the master servicer, the servicer, the LPMI Insurer, if any, and the custodian allocable to the related loan group, and minus the related swap termination payment, if any (not due to a swap provider trigger event and to the extent not paid by the securities administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the issuing entity), owed to the swap provider for such Payment Date and any such payments remaining unpaid for any prior Payment Date.  Investment earnings on amounts on deposit in the Distribution Account are not part of Available Funds.

Basic Principal Distribution Amount— With respect to any distribution date and a loan group in an OC Transaction, the lesser of (a) the excess of (i) the related Available Funds for such distribution date over (ii) the Monthly Interest Distributable Amount for such distribution date and (b) the related Principal Remittance Amount for the related mortgage loans for such distribution date.

Basis Risk Shortfall Carry Forward Amount— With respect to any distribution date and the certificates in an OC Transaction as of any distribution date for the senior certificates and subordinate certificates is the sum of:

(1)           if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

(x)           the amount of Accrued Certificate Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate not been based upon the related Net Rate Cap, over

(y)           the amount of Accrued Certificate Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

(2)           the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for the current distribution date.

Capitalization Reimbursement Amount — With respect to any distribution date and each loan group of any series, the amount of Advances and Servicing Advances that were added to the outstanding principal balance of the mortgage loans in that loan group during the preceding calendar month and reimbursed to the servicer on or prior to such distribution date, plus the related Capitalization Reimbursement Shortfall Amount remaining unreimbursed from any prior distribution date for that series and reimbursed to the servicer on or prior to such distribution date.  The servicer will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

Capitalization Reimbursement Shortfall Amount — With respect to any distribution date and each loan group of any series, the amount, if any, by which the amount of Advances or Servicing Advances that were added to the principal balance of the mortgage loans in that loan group during the preceding calendar month exceeds the amount of principal payments on those mortgage loans included in the related Available Distribution Amount for that series on that distribution date.

Carryover Shortfall Amount— If and to the extent set forth in a final term sheet for a class of certificates, for any distribution date and for such class, an amount equal to the sum of: (i) the excess, if any, of (a) the amount of Accrued Certificate Interest that would have accrued on such class at a pass-through rate equal to the applicable index plus the related Pass-Through Margin over (b) the amount of Accrued Certificate Interest on such class for such distribution date (in each case prior to any reduction for Net Deferred Interest), (ii) the portion of the amount described in clause (i) above remaining unpaid from prior distribution dates; and (iii) one month’s interest at the rate described in clause (i)(a) above on the amount described in clause (ii) above.  In addition, if and to the extent set forth in a final term sheet for a class of certificates, for the initial distribution date only and for such class, an amount equal to the excess, if any, of (a) the amount of Accrued Certificate Interest that would have accrued on such class at a pass-through rate equal to the applicable index plus the related Pass-Through Margin over (b) the amount of Accrued Certificate Interest on such class for such distribution date (in each case prior to any reduction for Net Deferred Interest).

Carryover Shortfall Reserve Fund— If and to the extent set forth in a final term sheet for a class of certificates, a reserve fund to be established by the securities administrator as described in “Description of Certificates — Interest Distributions — Carryover Shortfall Reserve Fund.”

Certificate Insurer— The certificate insurer for the related class of certificates, if any, as described in the related final term sheet or prospectus supplement.

Certificate Policy— The insurance policy relating to the Insured Certificates as described under “The Certificate Policy” in Schedule I of this term sheet supplement.

Certificate Principal Balance— With respect to any offered certificate of any series, other than any Class X Certificates, as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate,

•
reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses for that series in the manner described in this term sheet supplement, and

•	increased by the amount of Net Deferred Interest allocated to such class of certificates, as described in this term sheet supplement,

provided, however, that after the Certificate Principal Balances of the Class B Certificates for any series have been reduced to zero, the Certificate Principal Balance of any certificate of the class of Class M Certificates for that series, outstanding with the highest payment priority to which Realized Losses, other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on the mortgage loans included in the trust established for that series, have been allocated shall be increased by the percentage interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate, and the Certificate Principal Balance of the class of certificates, with a Certificate Principal Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage interest evidenced thereby multiplied by the excess, if any, of (i) the then-aggregate Certificate Principal Balance of all classes of certificates of that series then outstanding over (ii) the then-aggregate Stated Principal Balance of all of the mortgage loans.

The Class X-IO Component is an interest-only component that will not have a component principal balance but will accrue interest on its Notional Amount.  The Class X-P Component will have a Certificate Principal Balance (initially, equal to zero) that will increase depending on the amount of Net Deferred Interest on the mortgage loans that is allocated to the Class X-IO Component, and will be reduced by all amounts actually distributed as principal of such component and all Realized Losses applied in reduction of principal of such component on all prior distribution dates.  The Certificate Principal Balance, if any, of the Class X Certificates will equal the component principal balance of the Class X-P Component.  The holders of the Class X Certificates will be entitled to receive principal and interest distributions on any distribution date to the extent of the amount of principal and interest distributed with respect to its components on such distribution date.

Class M Percentage — With respect to any class of Class M Certificates for any Shifting Interest Transaction and any distribution date, a percentage equal to the Certificate Principal Balance of the related class of Class M Certificates of that series immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the trust established for that series immediately prior to that distribution date.

Credit Support Depletion Date— For any series that is a Shifting Interest Transaction, the first distribution date on which the Senior Percentage equals 100%.

Current Specified Enhancement Percentage— with respect to an OC Transaction and any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the subordinate certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period).

Deferred Interest — The amount of interest which is deferred and added to the principal balance of a mortgage loan due to the negative amortization feature as described in this term sheet supplement.

DueDate — With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

Due Period— With respect to any distribution date and any mortgage loan, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

Excess Bankruptcy Losses — For any Shifting Interest Transaction, Bankruptcy Losses on the mortgage loans in excess of the Bankruptcy Amount for that series.

Excess Fraud Losses — For any Shifting Interest Transaction, Fraud Losses on the mortgage loans in excess of the Fraud Loss Amount for that series.

Excess Special Hazard Losses — For any Shifting Interest Transaction, Special Hazard Losses on the mortgage loans in excess of the Special Hazard Amount for that series.

Excess Spread— with respect to an OC Transaction and any distribution date is the excess, if any, of  (i) the Interest Remittance Amount for such distribution date, over (ii) the sum of (a) the Accrued Certificate Interest on the senior certificates and subordinate certificates and Interest Carry Forward Amounts on the senior certificates or subordinate certificates, as applicable, (other than any such Interest Carry Forward Amounts paid pursuant to interest distributions as described in the accompanying term sheet) on such distribution date, (b) the premium payable to the Certificate Insurer, if any, for such distribution date, and (c) any Reimbursement Amounts payable to the Certificate Insurer, if any.

Expense Fee Rate— With respect to any mortgage loan, the sum of (i) the rate at which the servicing fee is paid and (ii) the rate at which the lender paid mortgage insurance fee is paid.

Extra Principal Distribution Amount— with respect to any distribution date and each loan group in an OC Transaction is the lesser of (a) the excess, if any, of the related Overcollateralization Target Amount for such distribution date, over the related Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any related Extra Principal Distribution Amount) and (b) the related Excess Spread for such distribution date

Final Disposition— With respect to a defaulted mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

Insurance Agreement— The insurance and indemnity agreement related to a class of Insured Certificates.

Insured Certificates— Any certificates identified in the related term sheet for which a related Certificate Policy provides credit enhancement.

Interest Accrual Period— With respect to any class of floating rate Certificates and any distribution date, the period commencing on the prior distribution date (or, in the case of the first distribution date, the closing date) and ending on the day immediately preceding that distribution date, and with respect to MTA Certificates and any other Adjustable Rate Certificates, as specified in the related term sheet with respect to any such class of certificates. With respect to any other class of certificates and any distribution date, the calendar month preceding the month in which the distribution date occurs. Notwithstanding the foregoing, the distributions of interest on any distribution date for all classes of certificates will reflect interest accrued, and receipts for that interest accrued, on the mortgage loans included in the related loan group for the preceding calendar month, as may be reduced by any Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

Interest Carry Forward Amount— with respect an OC Transaction and each class of senior certificates and subordinate certificates and any distribution date, is the sum of:

the excess of:

(a)           Accrued Certificate Interest for such class with respect to such distribution date and any prior distribution dates over

(b)           the amount actually distributed to such class with respect to interest on such distribution dates, and interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related Interest Accrual Period including the Interest Accrual Period relating to the current distribution date.

Interest Determination Date— With respect to each class of Offered Certificates (other than LIBOR Certificates) and (i) the first Interest Accrual Period, the second floating rate business day preceding the closing date, and (ii) with respect to each Interest Accrual Period thereafter, the second business day preceding the related distribution date on which such Interest Accrual Period commences.  With respect to each class of LIBOR Certificates, and (i) the first Interest Accrual Period, the second LIBOR business day preceding the closing date, and (ii) with respect to each Interest Accrual Period thereafter, the second LIBOR business day preceding the date on which such Interest Accrual Period commences.  As used in this definition, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Interest Distribution Amount— With respect to any distribution date and the offered certificates, the aggregate amount of Accrued Certificate Interest for that distribution date plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, together with interest thereon at the Pass-Through Rate in effect for that distribution date, in each case to the extent distributed to the holders of the offered certificates as described under “—Interest Distributions.”

Interest Remittance Amount— For any distribution date and a loan group in an OC Transaction, the sum of:

(i)	the interest portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)
the interest portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the preceding calendar month; and

(iii)
the interest portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of interest.

LPMI Insurer— The LPMI insurer, if any, for the related mortgage loans, as described in the related final term sheet or prospectus supplement..

LPMI Insurer Fee — With respect to any payment date and each mortgage loan covered by a lender-paid mortgage insurance policy, the fee payable to the related insurer at a rate equal to 1/12th of the LPMI Insurer Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

LPMI Insurer Fee Rate— With respect to each mortgage loan covered by a lender-paid mortgage insurance policy, the per annum rate payable to the related insurer under the related policy.

Monthly Interest Distributable Amount— for any senior certificates and subordinate certificates in an OC Transaction for any distribution date, means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the Certificate Principal Balance or Notional Amount of such certificate immediately prior to such distribution date less (i) in the case of a related senior certificate, such certificate’s share of any Net Interest Shortfalls from the related mortgage loans and (ii) in the case of a subordinate certificate, such certificate’s share of any Net Interest Shortfalls and the interest portion of any Realized Losses on the related mortgage loans. Such Net Interest Shortfalls will be allocated among the related certificates in proportion to the amount of the Monthly Interest Distributable Amount for such group of certificates that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the related mortgage loans will be allocated in the order specified in the accompanying term sheet. The Monthly Interest Distributable Amount with respect to the senior certificates and subordinate certificates is calculated as specified in the accompanying term sheet. No Monthly Interest Distributable Amount will be payable with respect to any class of certificates after the distribution date on which the outstanding Certificate Principal Balance of such certificate has been reduced to zero.

MTA Certificates— Any class of Adjustable Rate Certificates for which the pass-through rate is based on the MTA index.

MTA Determination Date— For each Interest Accrual Period, the date on which MTA is determined for any class of Adjustable Rate Certificates for which the index is MTA.

Net Deferred Interest — On any distribution date, Deferred Interest on the mortgage loans during the related Due Period net of prepayments in full and partial prepayments available to be distributed on the certificates on that distribution date.

Net Mortgage Rate— With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

Net Rate Cap  — with respect to each class of certificates will have the meaning specified in the final term sheet, if applicable.

Net WAC Rate — With respect to any distribution date and any class of certificates, the weighted average of the Net Mortgage Rates of the mortgage loans as of the end of the calendar month immediately preceding the month in which such distribution date occurs, as adjusted, in the case of the floating rate Certificates, to reflect the accrual of interest using the actual over 360-day interest calculation method.

Notional Amount— As of any date of determination, the Notional Amount of any class of Notional Certificates is equal to the aggregate Certificate Principal Balance (or portion thereof) of the class or classes of certificates described in the final term sheet immediately prior to that date. Reference to a Notional Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

Notional Certificates— Any class of certificates for which interest accrues on a Notional Amount based on the aggregate Certificate Principal Balance of another class of certificates.

OC Structure Loan Group  — A loan group in a transaction that includes one or more loan groups related to one or more groups of senior and subordinate certificates with an overcollateralization structure.

OC Transaction — A transaction that includes one or more OC Structure Loan Groups.

Optional Termination Date— The distribution date on which the aggregate Stated Principal Balance of the mortgage loans then held by the trust fund is less than 1% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date after deducting payments of principal due during the month of the Cut-off Date.

Overcollateralization Increase Amount— With respect to a loan group in an OC Transaction and any distribution date, the lesser of (i) the related Net Monthly Excess Cashflow for such distribution date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such distribution date (after taking into account payments to the related Certificates of the related Basic Principal Distribution Amount on such distribution date).

Overcollateralization Target Amount— With respect to each distribution date and any OC Structure Loan Group, the percentage specified in the final term sheet

Overcollateralization Release Amount— With respect to a loan group in an OC Transaction and any distribution date, an amount equal to the lesser of (x) the related Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the related Principal Remittance Amount to be made on such distribution date) for such distribution date over (ii) the related Overcollateralization Target Amount for such distribution date.

Overcollateralized Amount— With respect to a loan group in an OC Transaction and any distribution date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Certificate Principal Balance of the related Certificates as of such distribution date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Certificates on such distribution date).

Pass-Through Margin— That fixed percentage for any class of certificates, which when added to the related index, determines the pass-through rate for such class of certificates.

Principal Distribution Amount— For any distribution date and a loan group in an OC Transaction, the sum of (a) the related Basic Principal Distribution Amount, and (b) the related Overcollateralization Increase Amount, less (c) the Overcollateralization Release Amount.

Principal Remittance Amount— For any distribution date and a loan group in an OC Transaction, the sum of

(i)	the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)
the principal portion of all proceeds of the repurchase of a related mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the preceding calendar month; and

(iii)
the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

Record Date— With respect to each distribution date and (a) those classes of Certificates other than the floating rate Certificates, the close of business on the last business day of the month next preceding the month in which the related distribution date occurs and (b) the floating rate Certificates, the business day immediately prior to such distribution date, as long as such certificates are DTC registered certificates and, with respect to any such certificates that are no longer DTC registered certificates, the close of business on the last business day of the month prior to the following distribution date.

Reference Banks— Leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Terminal Telerate Successor Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the securities administrator and (iv) not controlling, controlled by, or under common control with, the depositor, the sponsor, the master servicer or the servicer.

Regulation AB— Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amount— With respect to any Certificate Policy, the sum of (a) the aggregate unreimbursed amount of any payments made by the related Certificate Insurer under such Certificate Policy, together with interest on such amount from the date of payment by the Certificate Insurer until paid in full (as provided in the Insurance Agreement) and (b) any other amounts owed to the Certificate Insurer under the Insurance Agreement or the pooling and servicing agreement.

Remaining Excess Spread— with respect to any OC Structure Loan Group and any distribution date is the Excess Spread for such loan group less any Extra Principal Distribution Amount or Overcollateralization Increase Amount and any unpaid Reimbursement Amount, if any, in each case for such distribution date.

Reserve Interest Rate— With respect to any Interest Determination Date, the rate per annum that the securities administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates, as applicable, which New York City banks selected by the securities administrator (after consultation with the depositor), are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the securities administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate, as applicable, which New York City banks selected by the securities administrator (after consultation with the depositor), are quoting on such Interest Determination Date to leading European banks.

Senior Accelerated Distribution Percentage — For each loan group of any Shifting Interest Transaction and with respect to any distribution date occurring during the first ten years following the closing date for that series, or during such other period as may set forth in any final term sheet for a class of certificates, 100%.

Except as may be set forth in any final term sheet for a class of certificates, the Senior Accelerated Distribution Percentage for any loan group for any distribution date occurring after the first ten years following the closing date for that series will be as follows:

•
for any distribution date during the eleventh year after the closing date, or during such other date as may set forth in any final term sheet for class of certificates, the related Senior Percentage for that distribution date plus 70% of the related Subordinate Percentage for that distribution date;

•
for any distribution date during the twelfth year after the closing date, the related Senior Percentage for that distribution date plus 60% of the related Subordinate Percentage for that distribution date;

•
for any distribution date during the thirteenth year after the closing date, the related Senior Percentage for that distribution date plus 40% of the related Subordinate Percentage for that distribution date;

•
for any distribution date during the fourteenth year after the closing date, the related Senior Percentage for that distribution date plus 20% of the related Subordinate Percentage for that distribution date; and

•	for any distribution date thereafter, the related Senior Percentage for that distribution date.

Any scheduled reduction to the Senior Accelerated Distribution Percentage for a loan group shall not be made as of any distribution date unless:

(a)  the outstanding principal balance of the mortgage loans in all loan groups, in a Shifting Interest Transaction, delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates in a Shifting Interest Transaction, is less than 50%, and

(b)  Realized Losses on the mortgage loans in all loan groups, in a Shifting Interest Transaction, to date for that distribution date, if occurring during the eleventh, twelfth, thirteenth, fourteenth or fifteenth year, or any year thereafter, after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates in a Shifting Interest Transaction.

Except as may be set forth in any final term sheet for a class of certificates, notwithstanding the foregoing, if the weighted average of the Subordinate Percentages of all loan groups, in a Crossed Shifting Interest Transaction, is equal to or in excess of twice the weighted average of the initial Subordinate Percentages of all loan groups, in a Crossed Transaction and

•
the outstanding principal balance of mortgage loans in all loan groups, in a Shifting Interest Transaction, delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, in a Shifting Interest Transaction, do not exceed 50% and

•
prior to the 37th distribution date, cumulative Realized Losses on the mortgage loans in all loan groups, in a Crossed Transaction, do not exceed 20% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates, in a Shifting Interest Transaction, and thereafter, cumulative Realized Losses on the mortgage loans in the related loan groups do not exceed 30% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates in a Shifting Interest Transaction

then on any distribution date prior to the 37th distribution date, the Senior Accelerated Distribution Percentage for that distribution date will equal the Senior Percentage for that distribution date plus 50% of the Subordinate Percentage for that distribution date, and on any distribution date on or after the 37th distribution date, the Senior Accelerated Distribution Percentage for that distribution date will equal the Senior Percentage for that distribution date.

Notwithstanding the foregoing, if, in the case of a Shifting Interest Transaction, on any distribution date the weighted average of the Senior Percentages for all loan groups, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan groups, exceeds the weighted average of the initial Senior Percentage, calculated on such basis, each of the Senior Accelerated Distribution Percentages for that distribution date will once again equal 100%.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates related to a loan group to zero, the Senior Accelerated Distribution Percentage for that loan group will equal 0%.

Senior Interest Distribution Amount— With respect to any distribution date and a Shifting Interest Transaction, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for that distribution date.

Senior Percentage — For each loan group of a Shifting Interest Transaction and with respect to each distribution date, the percentage equal to the aggregate Certificate Principal Balance of the related group of Senior Certificates immediately prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans included in the related loan group, immediately prior to that distribution date.

Senior Principal Distribution Amount — For each loan group of Shifting Interest Transaction and with respect to any distribution date, the lesser of (a) the balance of the related Available Distribution Amount remaining after the related Senior Interest Distribution Amount has been distributed and (b) the sum of:

(i)  the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

(1)  the principal portion of all scheduled monthly payments on the mortgage loans in that loan group due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions which together with other Bankruptcy Losses on the related loan group are in excess of the related Bankruptcy Amount;

(2)  except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all proceeds of the repurchase of a mortgage loan in that loan group or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

(3)  except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all other unscheduled collections received in respect of the mortgage loans in that loan group, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal;

(ii)  except to the extent applied to offset Deferred Interest on any distribution date, amounts received in connection with the Final Disposition of a mortgage loan in that loan group (x) that occurred in the preceding calendar month and (y) that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, in an amount equal to the lesser of:

(1)  the then-applicable related Senior Percentage of the Stated Principal Balance of that mortgage loan; and

(2)  the then-applicable related Senior Accelerated Distribution Percentage of the related unscheduled collections on the mortgage loans included in that loan group, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

(iii)  the then-applicable related Senior Accelerated Distribution Percentage of the aggregate of all partial mortgagor prepayments on the mortgage loans in that loan group made during the preceding calendar month and mortgagor prepayments in full made during the related Prepayment Period not applied to offset Deferred Interest on any distribution date; and

(iv)  any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Class M Certificates or Class B Certificates; minus

(v)  the related Capitalization Reimbursement Amount on such distribution date, multiplied by a fraction, the numerator of which is the related Senior Principal Distribution Amount on such distribution date, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates, without giving effect to any reductions for the related Capitalization Reimbursement Amount.

Senior Support Certificates — For any series, any class of Class A Certificates of that series specified to be senior support certificates in any final term sheet for that class of certificates.

Shifting Interest Structure Loan Group — A loan group in a transaction that includes one or more loan groups related to one or more groups or subgroups of senior and subordinate certificates with a shifting interest payment structure.

Shifting Interest Transaction — A transaction that includes one or more Shifting Interest Structure Loan Groups.

Stated Principal Balance — With respect to any mortgage loan and as of any distribution date, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date, (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification and (iii) any amount by which the outstanding principal balance thereof has been increased for Deferred Interest pursuant to the terms of the related mortgage note on or prior to the distribution date, minus (b) the sum of (i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the previous distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

Static Pool Data — Static pool information with respect to mortgage loans originated by AHMC or prior securitizations sponsored by the sponsor, as applicable, as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Stepdown Date— with respect to an OC Transaction, as defined in the final term sheet.

Subordinate Component — With respect to each loan group and any distribution date, the aggregate Stated Principal Balance of the mortgage loans in that loan group for that distribution date minus the aggregate Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date.

Subordinate Percentage— As of any date of determination and each loan group of a Shifting Interest Transaction, a percentage equal to 100% minus the Senior Percentage for that loan group as of that date.

Subsequent Recoveries— Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

Super Senior Certificates — For any series, any class of Class A Certificates of any series specified to be super senior certificates in any final term sheet for that class of certificates.

Trigger Event Stepdown Date— with respect to an OC Transaction, as defined in the final term sheet.

Unpaid Realized Loss Amount— with respect to the senior certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the senior certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

Interest Distributions

On each distribution date, the Certificate Insurer, if any, in a Shifting Interest Transaction or in an OC Transaction, will be entitled to the premium due in connection with the related Certificate Policy and any Reimbursement Amounts payable to such Certificate Insurer relating to interest draws on the related Certificate Policy, as described in the final term sheet or prospectus supplement.

Shifting Interest Transaction

Holders of each class of Senior Certificates in a Shifting Interest Transaction will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that series for that distribution date, commencing on the first distribution date in the case of all classes of Senior Certificates of that series entitled to interest distributions.  To the extent provided in any final term sheet for a class of certificates, holders of any class of certificates intended to be the beneficiary of a yield maintenance agreement will also be entitled to receive payments, if any, made pursuant to such yield maintenance agreement.  In addition, if and to the extent set forth in any final term sheet for a class of certificates, and with respect to the initial distribution date only, holders of such class will be entitled to receive amounts withdrawn from the Carryover Shortfall Reserve Fund.  See “—Carryover Shortfall Reserve Fund” below.

Amounts distributable to the holders of the Class X Certificates of any series in respect of accrued interest on the related Class X-IO Component will be reduced to the extent necessary to pay any Carryover Shortfall Amount on those classes of certificates identified as being entitled to such in any final term sheet for a class of certificates.  Such Class X Certificates will not be entitled to reimbursement for such amounts.

Holders of each class of Class M Certificates of any series will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for each related loan group, in the case of a Shifting Interest Transaction, on that distribution date after distributions of interest and principal to the related Senior Certificates of that series, reimbursements for some Advances on the mortgage loans to the servicer and distributions of interest and principal to any class of related Class M Certificates of that series having a higher payment priority.

As described in the definition of “Accrued Certificate Interest,” Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls on the related mortgage loans allocable thereto.

Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related mortgagor only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

However, with respect to any distribution date for any series, any Prepayment Interest Shortfalls on the mortgage loans in the related loan group resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders of that series on that distribution date will be offset by the servicer, but only to the extent those Prepayment Interest Shortfalls do not exceed the servicing fee payable to the servicer for its servicing activities with respect to the mortgage loans in the related loan group on that distribution date.  No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor.  Any Prepayment Interest Shortfalls which are not covered by the servicer on any distribution date will not be reimbursed on any future distribution date.  See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this term sheet supplement.  The Certificate Policy related to any class of Insured Certificates will not cover any shortfalls on such Insured Certificates due to Prepayment Interest Shortfalls.

If on any distribution date the related Available Distribution Amount for each loan group of any series is less than the Accrued Certificate Interest on the related Senior Certificates of that series for that distribution date, the shortfall will be allocated among the holders of all classes of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest payable for that distribution date.  In addition, the amount of any such interest shortfalls on the mortgage loans in the related loan group that are covered by subordination, specifically, interest shortfalls not described in clauses (i) through (v) in the definition of Accrued Certificate Interest, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of the Available Distribution Amount for the related loan group for that series, after interest distributions as described in this term sheet supplement.  However, any interest shortfalls resulting from the failure of the yield maintenance agreement provider to make payments pursuant to the yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

Interest shortfalls that are distributable on future distribution dates as described above could occur, for example, if delinquencies on the mortgage loans included in the related loan group were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall.  Any amounts so carried forward will not bear interest.  Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

The pass-through rates applicable to the calculation of Accrued Certificate Interest for the offered certificates will be as set forth in any final term sheet for a class of certificates.

All amounts in respect of interest otherwise payable on the Class X-IO Component of the Class X Certificates of any series on any distribution date will be reduced to the extent necessary to pay any Carryover Shortfall Amount as described in the following paragraph on those classes of certificates identified as being entitled to such in a final term sheet for a class of certificates.

OC Transaction

Interest Distributions. On each distribution date, the securities administrator will withdraw from the related Distribution Account the amount of the Interest Remittance Amount for each OC Structure Loan Group for such distribution date and, based on the related monthly statement provided to it by the master servicer and apply such amount as described in the final term sheet.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls will be allocated as described in the final term sheet.

Any Excess Spread with respect to an OC Structure Loan Group to the extent necessary to restore or maintain a level of overcollateralization equal to the Overcollateralization Target Amount for such OC Structure Loan Group will be the related Extra Principal Distribution Amount or Overcollateralization Amount and will be included as part of the Principal Distribution Amount and distributed as described under principal distributions in the final term sheet. Any Excess Spread remaining after the distribution of the related Extra Principal Distribution Amount or Overcollateralization Increase Amount will be the related Remaining Excess Spread and, together with any related Overcollateralization Release Amount, will be applied as related Net Monthly Excess Cashflow as described in the  final term sheet.

Net Monthly Excess Cashflow Provisions in an OC Transaction

On each distribution date, Net Monthly Excess Cashflow for an OC Structure Loan Group will be distributed as described in the final term sheet.

Carryover Shortfall Amount Distributions

On each distribution date, the interest that would otherwise be distributable to the Class X Certificates of any series with respect to the Class X-IO Component based on the pass-through rate described above (after giving effect to any reduction in respect of Net Deferred Interest allocated to the Class X-IO Component on such distribution date), will be reduced by the amount, if any, that is necessary to pay any Carryover Shortfall Amounts to the holders of those classes of certificates identified as being entitled to such in any final term sheet for a class of certificates, after first giving effect to distributions, if any, from the Carryover Shortfall Reserve Fund.  On any distribution date, such amounts will be distributed to the holders of such classes of Certificates, pro rata, based on the respective unpaid Carryover Shortfall Amounts due each class of certificates.  In addition, and with respect to the initial distribution date only, holders of those classes of certificates identified as being entitled to such in any final term sheet for such class, will be entitled to receive amounts withdrawn from the Carryover Shortfall Reserve Fund, which will be paid pro rata, based on the respective unpaid Carryover Shortfall Amounts due each class of certificates on such distribution date.

Carryover Shortfall Reserve Fund

If and to the extent provided for in a final term sheet for a class of certificates, on the closing date, the depositor will cause, on behalf of the trust, an amount to be deposited with the securities administrator for deposit in the Carryover Shortfall Reserve Fund, which, to the extent provided for, will be an amount estimated to equal the amount of any potential shortfall of interest, on those classes of certificates identified as being entitled to such, on the initial distribution date due to the fact that certain mortgage loans are still in their initial fixed-rate period and the Net WAC Rate will be less than LIBOR or MTA plus the related Pass-Through Margin, as the case may be, on such distribution date.  To the extent any such class of certificates entitled to the benefit of the Carryover Shortfall Reserve Fund has a shortfall of interest on the initial distribution date due to the application of the Net WAC Rate, amounts will be withdrawn from the Carryover Shortfall Reserve Fund and paid to such class of certificates on the initial distribution date.  Except as may be provided in a final term sheet for a class of certificates, after the initial distribution date, the Carryover Shortfall Reserve Fund will be closed and amounts on deposit therein will be distributed to the underwriter or its designee.

Allocation of Net Deferred Interest

For any distribution date, net deferred interest will be deducted from the interest payable to the certificates as described in the final term sheet for a class of certificates.

Determination of LIBOR

Some classes of certificates may have a pass-through rate based on one-month LIBOR, which are referred to in this term sheet supplement as LIBOR Certificates.  LIBOR for any class of LIBOR Certificates and any Interest Accrual Period will be determined as described below.

On each Interest Determination Date, the securities administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Interest Accrual Period for the LIBOR Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Bloomberg Terminal Telerate Successor Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the LIBOR rate does not appear or is not available on the Bloomberg Terminal Telerate Successor Page 3750, One-Month LIBOR for the related Interest Accrual Period for the LIBOR Certificates will be established separately by the securities administrator as follows:

(1)
If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(2)
If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

(3)	If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Interest Accrual Period.

The establishment of One-Month LIBOR on each Interest Determination Date by the securities administrator, and the securities administrator’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Determination of MTA

Some classes of certificates may have a pass-through rate based on one-year MTA, which are referred to in this term sheet supplement as MTA Certificates. One-year MTA for any Interest Accrual Period will be determined as described below.

One-year MTA shall be established by the securities administrator for each Interest Accrual Period for each class of MTA Certificates. One-year MTA is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, determined by averaging the monthly yield for the most recent twelve months. One-year MTA used for each Interest Accrual Period and each class of MTA Certificates will be the most recent one-Year MTA figure available as of the related MTA Determination Date. If one-year MTA is no longer available, the new index for the MTA Certificates will be One-Month LIBOR.

The establishment of one-year MTA by the securities administrator and the securities administrator’s subsequent calculation of the pass-through rates applicable to the MTA Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Prepayment Charges

To the extent set forth in a final term sheet for a class of certificates, a class of certificates for any series may be entitled to receive on each distribution date any prepayment charges payable in connection with certain principal prepayments on the mortgage loans, unless such prepayment charges are waived as further described below and are not otherwise required to be paid by the servicer.

The amount available for distribution to the holders of a class of certificates, if any, entitled to the prepayment charges on any distribution date in respect of prepayment charges is determined by the amount of prepayment charges paid by the mortgagors or the servicer in connection with principal prepayments on the mortgage loans during the prepayment period applicable for such distribution date.

Generally, each prepayment charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such prepayment charge. In addition, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on a class of certificates entitled to prepayment charges. See “Legal Aspects of Mortgage Loans—Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

Pursuant to the servicing agreement, if a class of certificates is entitled to prepayment charges, the servicer is not permitted to waive (or permit any subservicer to waive) any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. The servicer is not permitted to waive a prepayment charge in connection with a refinancing of a mortgage loan that is not related to a default or a reasonably foreseeable default. A prepayment charge may only be waived by the servicer pursuant to the standards described above.

Investors should note that in certain instances, the amount of a prepayment charge might not be charged to the mortgagor. If the servicer is not allowed or required to waive (or permit any subservicer to waive) the prepayment charge, the amount is required to be remitted by the servicer; otherwise the servicer will not have any obligation to make any payments from its own funds in respect of prepayment charges. See “Risk Factors” and “Certain Yield and Prepayment Considerations” herein.

Principal Distributions

On each distribution date, the Certificate Insurer, if any, in a Shifting Interest Transaction or in an OC Transaction, will be entitled to the premium due in connection with the related Certificate Policy and any Reimbursement Amounts payable to such Certificate Insurer relating to interest draws on the related Certificate Policy, as described in the final term sheet or prospectus supplement.

Principal Distributions on the Senior Certificates in a Shifting Interest Transaction

The holders of the Senior Certificates of any series, other than the Class X-IO Component, which are not entitled to distributions of principal, will be entitled to receive on each distribution date, in the priority described in this term sheet supplement and any final term sheet for that series and to the extent of the portion of the related Available Distribution Amount for that series remaining after the distribution of the Senior Interest Distribution Amount, a distribution allocable to principal equal to the Senior Principal Distribution Amount.

Distributions of principal on the Senior Certificates on each distribution date will be made, after distribution of the Senior Interest Distribution Amount, as follows:

(a)  For each group of certificates, prior to the occurrence of the applicable Credit Support Depletion Date for that loan group; the related Senior Principal Distribution Amount shall be distributed to the Senior Certificates, as described in the final term sheet for the related Class of Senior Certificates.

(b)  On or after the occurrence of the Credit Support Depletion Date for each loan group of any series, all priorities relating to distributions as described in clause (a) above relating to principal among the Senior Certificates related to that loan group will be disregarded.  Instead, the related Senior Principal Distribution Amount will be distributed to the Senior Certificates relating to that loan group remaining, on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

(c)  After reduction of the Certificate Principal Balances of the Senior Certificates in a certificate group of any series to zero, but prior to the Credit Support Depletion Date applicable to that class, the Senior Certificates will be entitled to no further distributions of principal and the related Available Distribution Amount will be paid solely to the holders of the Class M Certificates and Class B Certificates, in each case as described in this term sheet supplement.

Cross-Collateralization Mechanics in a Shifting Interest Transaction

Notwithstanding the foregoing in the case of any Shifting Interest Transaction, on any distribution date prior to the Credit Support Depletion Date on which the aggregate Certificate Principal Balance of any of the Senior Certificates in any certificate group is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group in each case after giving effect to distributions to be made on such distribution date, (1) 100% of the mortgagor prepayments otherwise allocable to the Class M Certificates and Class B Certificates on the mortgage loans in the other loan groups will be distributed to the class or classes of Senior Certificates in that certificate group and in accordance with the priorities set forth in the clauses (a) and (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such class or classes of certificates equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group, and (2) an amount equal to one month's interest at the applicable pass-through rate for such class or classes of certificates on the amount of such difference will be distributed from the related Available Distribution Amount for the other loan groups otherwise allocable on a pro rata basis to the Class M Certificates and Class B Certificates first to pay any unpaid interest on such class or classes of certificates and then to pay principal on such classes in the manner described in (1) above.  If more than one group of Senior Certificates is undercollateralized on a distribution date, amounts distributable to such groups pursuant to the preceding sentence will be allocated among such groups, pro rata, based upon the amount by which the aggregate Certificate Principal Balance of each such group exceeds the aggregate Stated Principal Balance of the mortgage loans in the related loan group.

In addition, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates in any certificate group to zero, 100% of the mortgagor prepayments on the mortgage loans in the related loan group will be allocated to the remaining Senior Certificates in the other certificate groups, as applicable, on a pro rata basis, and in accordance with the priorities set forth in clause (b) above for that certificate group, and in reduction of the Certificate Principal Balances thereof, on any distribution date unless (i) the weighted average of the Subordinate Percentages, weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan group, is at least two times the weighted average of the initial Subordinate Percentages for each loan group, calculated on such basis, and (ii) the outstanding principal balance of the mortgage loans in each loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

Principal Distributions on the Class M Certificates in a Shifting Interest Transaction

Holders of each class of the Class M Certificates of each series will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount for each loan group, in the case of a Shifting Interest Transaction, remaining after:

•	the sum of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts is distributed;

•
reimbursement is made to the servicer for some Advances on the mortgage loans in the related loan group remaining unreimbursed following the final liquidation of the related mortgage loan to the extent described below under “—Advances”;

•
the aggregate amount of Accrued Certificate Interest and principal required to be distributed to any class of Class M Certificates, in the case of a Shifting Interest Transaction, having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates; and

•
the aggregate amount of Accrued Certificate Interest required to be distributed to that class of Class M Certificates on that distribution date is distributed to those Class M Certificates, a distribution allocable to principal in the sum of the following:

(i)
such class’s pro rata share, based on the Certificate Principal Balance of each class of Class M and Class B Certificates, in the case of a Shifting Interest Transaction, then outstanding, of the aggregate of the following amounts to the extent not included in the Senior Principal Distribution Amount for the related loan group:

(1)           the principal portion of all scheduled monthly payments on the related mortgage loans due during the related Due Period, whether or not received on or prior to the related determination date, less the principal portion of Debt Service Reductions, which together with other related Bankruptcy Losses for that series are in excess of the related Bankruptcy Amount for that series;

(2)           except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all proceeds of the repurchase of a related mortgage loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month; and

(3)           except to the extent applied to offset Deferred Interest on any distribution date, the principal portion of all other unscheduled collections received in respect of the related mortgage loans, including Subsequent Recoveries, received during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final Disposition of a related mortgage loan described in clause (ii) below, to the extent applied as recoveries of principal;

(ii)
except to the extent applied to offset Deferred Interest on any distribution date, that class’s pro rata share, based on the Certificate Principal Balance of the Class M and Class B Certificates, in the case of a Shifting Interest Transaction, then outstanding, of all amounts received in connection with the Final Disposition of a related mortgage loan (x) that occurred during the preceding calendar month and (y) that did not result in any related Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

(iii)
the portion of mortgagor prepayments in full on the related mortgage loans made by the respective mortgagors during the related Prepayment Period and the portion of partial mortgagor prepayments on the related mortgage loans made by the respective mortgagors during the preceding calendar month not applied to offset Deferred Interest allocable to that class of Class M Certificates as described in the third succeeding paragraph; and

(iv)
any amounts allocable to principal for any previous distribution date calculated pursuant to clauses (i) through (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized Losses which were allocated to any class of Class M Certificates, in the case of a Shifting Interest Transaction, with a lower payment priority or the Class B Certificates of that series; minus

(v)
the Capitalization Reimbursement Amount for that loan group on such distribution date multiplied by a fraction, the numerator of which is the principal distribution amount for such class of Class M Certificates, without giving effect to this clause (v), and the denominator of which is the sum of the principal distribution amounts for all classes of related certificates derived from the Available Distribution Amount without giving effect to any reductions for the related Capitalization Reimbursement Amount.

References in this term sheet supplement to “payment priority” of the Class M Certificates of any series refer to a payment priority among those classes of certificates, beginning with the class of Class M Certificates with the highest payment priority.

As to each class of Class M Certificates of any series, on any distribution date, any Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will be distributable to the extent of the related Available Distribution Amount available for that purpose.  Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B Certificates, in the case of a Shifting Interest Transaction, have been reduced to zero, on any distribution date, with respect to the class of Class M Certificates, in the case of a Shifting Interest Transaction, outstanding on that distribution date with a Certificate Principal Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous distribution date will not be distributable, except in the limited circumstances provided in the related pooling and servicing agreement.  In addition, any interest shortfalls resulting from the failure of any yield maintenance agreement provider to make payments pursuant to a yield maintenance agreement will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

All mortgagor prepayments on the mortgage loans in a loan group not otherwise distributable to the related Senior Certificates of that series will be allocated on a pro rata basis (i) among the class of Class M Certificates of that series, in the case of a Shifting Interest Transaction, with the highest payment priority then outstanding and (ii) each other class of the Class M Certificate and Class B Certificates of that series, in the case of a Shifting Interest Transaction, for which certain loss levels established for that class in the pooling and servicing agreement have not been exceeded.  The related loss level on any distribution date would be satisfied as to any Class M or Class B Certificates of that series, respectively, only if the sum of the current percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto.

As stated above under “—Principal Distributions on the Senior Certificates,” the Senior Accelerated Distribution Percentage for each group will be 100% during the first ten years after the closing date, unless

•	the Certificate Principal Balances of the related Senior Certificates are reduced to zero before the end of that ten year period or

•	the weighted average of the Subordinate Percentages has doubled as described in the definition of “Senior Accelerated Distribution Percentage” and the related loss and delinquency conditions are met,

and will thereafter equal 100% whenever the related Senior Percentage of that series exceeds the initial related Senior Percentage.  Furthermore, as described in this term sheet supplement, subject to the events described above, the related Senior Accelerated Distribution Percentage may exceed the related Senior Percentage during the eleventh through fourteenth years following the closing date for that series, and scheduled reductions to the related Senior Accelerated Distribution Percentage may be postponed due to the loss and delinquency experience of the mortgage loans in the related loan group.  Accordingly, each class of the Class M Certificates of any series will not be entitled to any mortgagor prepayments on the related mortgage for at least the first ten years after the closing date for that series, unless the weighted average of the Subordinate Percentage has doubled and the related loss and delinquency conditions are met, or the Certificate Principal Balances of the related Senior Certificates have been reduced to zero before the end of such period, and may receive no mortgagor prepayments or a disproportionately small portion of mortgagor prepayments relative to the related Class M Percentage during certain periods after this ten year period. See “—Principal Distributions on the Senior Certificates” in this term sheet supplement.

Principal Distributions on the Certificates in an OC Transaction

On each distribution date the securities administrator will, based on the related monthly statement provided to it by the master servicer, distribute the Principal Distribution Amount with respect to the related senior certificates and related subordinate certificates for such distribution date to such classes of certificates as described in the final term sheet.

On each distribution date, all amounts representing prepayment charges in respect of the related mortgage loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class P Certificates or other class of certificates as described in the final term sheet and shall not be available for distribution to the holders of any other class of certificates. The payment of such prepayment charges shall not reduce the Certificate Principal Balance of the Class P Certificates or such other class of certificates.

Allocation of Losses; Subordination

OC Transaction

Any Realized Losses on the mortgage loans in an OC Structure Loan Group will be applied on any distribution date as described in the final term sheet.

Unless otherwise described in the final term sheet, the pooling and servicing agreement does not permit the allocation of the principal portion of Realized Losses to the related senior certificates. In those cases, investors in the related senior certificates should note that although the principal portion of Realized Losses cannot be allocated to the related senior certificates, under certain loss scenarios, (1) there will not be enough principal and interest on the mortgage loans in the related loan group to pay the related senior certificates all interest and principal amounts to which they are then entitled and (2) upon the last payment on a mortgage loan included in the trust or the exercise by the servicer of its optional termination right, there may be insufficient amounts available to pay the related senior certificates in full.

Once Realized Losses have been allocated to the related subordinate certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, in certain circumstances if described in the final term sheet, Applied Realized Loss Amounts allocable to the related subordinate certificates may be repaid to the holders of such certificates from remaining Net Monthly Excess Cashflow for the related loan group.

Any allocation of a Realized Loss to a subordinate certificate in an OC Structure Loan Group will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this term sheet supplement, in no event will the Certificate Principal Balance of any related subordinate certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Net Monthly Excess Cashflow for the related loan group.

Shifting Interest Transaction

The subordination provided to the Senior Certificates by the Class B Certificates and Class M Certificates, in the case of a Shifting Interest Transaction, and the subordination provided to each class of Class M Certificates by any related Class B Certificates and by any class of related Class M Certificates subordinate thereto, will cover Realized Losses on the mortgage loans included in the trust for that series that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses.  Any Realized Losses on the mortgage loans included in the trust for that series which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

in the case of a Shifting Interest Transaction:

•	first, to the Class B Certificates, beginning with the class of Class B Certificates with the lowest payment priority; and

•	second, to the Class M Certificates, beginning with the class of Class M Certificates with the lowest payment priority;

in each case until the Certificate Principal Balance of that class of certificates has been reduced to zero; and thereafter, among all the remaining classes of related Senior Certificates on a pro rata basis; provided, however, that all losses otherwise allocable to a class of Super Senior Certificates, if any, will be allocated to the related Senior Support Certificates, if any, until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the final term sheet for those classes of certificates,.

On any distribution date, Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

Investors in the Senior Certificates of a Shifting Interest Transaction should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

•
its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, provided that, in the case of a Shifting Interest Transaction, no reduction shall reduce the aggregate Certificate Principal Balance of the certificates below the aggregate Stated Principal Balance of the mortgage loans included in the trust established for that series; and

•
the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class M Certificate of any series may also be made by operation of the payment priority to the related Senior Certificates of that series described under “—Principal Distributions on the Senior Certificates” and any class of Class M Certificates, in the case of a Shifting Interest Transaction, with a higher payment priority.

As used in this term sheet supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses on the mortgage loans included in the trust established for any series among the various classes of certificates for that series, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the servicer to be in the best interest of the certificateholders of the related series, the servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under “Description of the Securities—Mortgage Loan Modifications” in the related base prospectus.  However, the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following.  Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan.  Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan.  All capitalizations are to be implemented in accordance with the pooling and servicing agreement and with the sponsor’s program guide and may be implemented only by subservicers that have been approved by the servicer for that purpose.  The final maturity of any mortgage loan included in the trust established for any series shall not be extended beyond the assumed final distribution date for that series.  No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the applicable cut-off date, but not less than the applicable servicing fee rate.  Further, the aggregate current principal balance of all mortgage loans included in the trust established for any series subject to modifications can be no more than five percent (5%) of the aggregate principal balance of those mortgage loans as of the cut-off date for that series, but this limit may increase from time to time with the consent of the rating agencies rating that series of certificates.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made.  The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates of the related series will not be affected by the servicing modification.

Allocations of the principal portion of Debt Service Reductions for any series to each class of Class M Certificates and Class B Certificates of that series will result from the priority of distributions of the related Available Distribution Amount for that series as described in this term sheet supplement, which distributions shall be made first to the related Senior Certificates, second to the Class M Certificates, in the case of a Shifting Interest Transaction, in the order of their payment priority and third to the Class B Certificates, in the case of a Shifting Interest Transaction.  An allocation of the interest portion of a Realized Loss as well as the principal portion of Debt Service Reductions on the mortgage loans included in the trust established for any series will not reduce the level of subordination for that series, as that term is defined in this term sheet supplement, until an amount in respect thereof has been actually disbursed to the applicable Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

The holders of the offered certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of certificates subordinate thereto.  Accordingly, the subordination provided to the related Senior Certificates and to each class of Class M Certificates, in the case of a Shifting Interest Transaction, by the respective classes of certificates subordinate thereto with respect to Realized Losses on mortgage loans in the related loan group allocated on any distribution date will be effected primarily by increasing the related Senior Percentage, or the respective Class M Certificates' allocable share, of future distributions of principal of the remaining mortgage loans in the related loan group.  Thus, the related Senior Certificates will bear the entire amount of losses on the mortgage loans that are not allocated the Class M Certificates and Class B Certificates, in the case of a Shifting Interest Transaction, which losses will be allocated among all classes of related Senior Certificates as described in this term sheet supplement.

Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses related to any loan group or other losses of a type not covered by subordination will be allocated on a pro rata basis among the related Senior Certificates, related Class M Certificates and related Class B Certificates of that series.  Any Realized Losses so allocated to the related Senior Certificates in any loan group, or the related Class M Certificates or Class B Certificates will be allocated without priority among the various classes of related Senior Certificates, Class M Certificates and the Class B Certificates; provided, however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior Certificates of that series will be allocated to the related class or classes of Senior Support Certificates of that series until the Certificate Principal Balance of the related Senior Support Certificates has been reduced to zero, as and to the extent described in the final term sheet for those classes of certificates.

An allocation of a Realized Loss on a “pro rata basis” among two or more classes of certificates of any series or any certificate group means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss on the related mortgage loans, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss on the related mortgage loans.

In the case of a Shifting Interest Transaction, the pro rata allocation of Realized Losses on the mortgage loans included in a loan group to the Class M Certificates and Class B Certificates will be determined on the basis of the related Subordinate Percentage.

In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts for each loan group, on each distribution date, holders of related Senior Certificates of each series have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates and Class B Certificates of that series, to the extent necessary to satisfy the related Senior Interest Distribution Amount and Senior Principal Distribution Amount.  Similarly, holders of the Class M Certificates of each series have a right to distributions of the related Available Distribution Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M Certificates with a lower payment priority.

The application of the related Senior Accelerated Distribution Percentage for each series, when it exceeds the related Senior Percentage, to determine the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates in the aggregate relative to the actual amortization of the mortgage loans in the related loan group.  To the extent that the Senior Certificates in the aggregate are amortized faster than the mortgage loans in the related loan group, in the absence of offsetting Realized Losses allocated to the related Class M Certificates and Class B Certificates, the percentage interest evidenced by those related Senior Certificates in that loan group will be decreased, with a corresponding increase in interest in that loan group evidenced by the Class M Certificates and the Class B Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded those Senior Certificates by the related Class M Certificates and the Class B Certificates of that loan group collectively.  In addition, if losses on the mortgage loans in the related loan group exceed the amounts described in this term sheet supplement under “—Principal Distributions on the Senior Certificates,” a greater percentage of full and partial mortgagor prepayments will be allocated to the related Senior Certificates of that series in the aggregate than would otherwise be the case, thereby accelerating the amortization of those Senior Certificates relative to the related Class M Certificates and Class B Certificates of that series.  In the case of a Shifting Interest Transaction, prior to the occurrence of the Credit Support Depletion Date but after the reduction of the Certificate Principal Balances of the Senior Certificates related to any loan group to zero, the remaining related Senior Certificates will be entitled to receive, in addition to any mortgagor prepayments related to such certificates’ respective loan group, 100% of the mortgagor prepayments on the mortgage loans in the loan group or loan groups related to the Senior Certificates that have been reduced to zero, subject to certain conditions as described under “—Cross-Collateralization Mechanics in a Shifting Interest Transaction,” thereby accelerating the amortization of such Senior Certificates relative to the Class M and Class B Certificates.

The priority of payments, including principal prepayments related to that loan group established for any series, among the Class M Certificates of that series, as described in this term sheet supplement, also has the effect during some periods, in the absence of Realized Losses, of decreasing the percentage interest evidenced by any class of related Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to that class of the related Class M Certificates by the related Class B Certificates and any class of related Class M Certificates with a lower payment priority of that series.

In a Shifting Interest Transaction, the Special Hazard Amount will be an amount acceptable to each rating agency rating any certificates of that series.  As of any date of determination following the cut-off date for any series, the Special Hazard Amount shall equal the initial amount for that series less the sum of any amounts allocated through subordination relating to Special Hazard Losses on the mortgage loans included in the trust for that series.  In addition, the Special Hazard Amount will be further reduced from time to time to an amount, if lower, that is not less than 1% of the outstanding principal balance of the mortgage loans.

In a Shifting Interest Transaction, the Fraud Loss Amount will be an amount acceptable to each rating agency rating any certificates of that series.  The Fraud Loss Amount shall be reduced over the first five years after the closing date in accordance with the terms of the pooling and servicing agreement.  After the first five years after the closing date, the Fraud Loss Amount will be zero.

In a Shifting Interest Transaction, the Bankruptcy Amount will be an amount acceptable to each rating agency rating any certificates of that series.  As of any date of determination prior to the first anniversary of the cut-off date for that series, the Bankruptcy Amount will equal the initial amount for that series less the sum of any amounts allocated through subordination for such losses with respect to the mortgage loans included in the trust established for that series up to such date of determination.  As of any date of determination on or after the first anniversary of the cut-off date for any series, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount for that series as of the business day next preceding the most recent anniversary of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses with respect to the mortgage loans included in the trust established for that series allocated solely to any Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the servicer has notified the master servicer in writing that:

•	the servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

either:

•	the related mortgage loan is not in default with regard to payments due thereunder; or

•
delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the servicer.

The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount for the mortgage loans in a Shifting Interest Transaction may be further reduced as described in the related base prospectus under “Description of Credit Enhancement—Subordinate Securities.”

Advances

Prior to each distribution date, the servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received on the business day next preceding the related determination date.

These Advances are required to be made on mortgage loans included in the trust established for any series only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds or amounts otherwise payable to the holders of the related Class B Certificates or Class M Certificates. Recoverability is determined in the context of existing outstanding arrearages, the current loan-to-value ratio and an assessment of the fair market value of the related mortgaged property. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the servicing agreement for any series will constitute an event of default thereunder, in which case the master servicer, as successor servicer, or as successor servicer appointed by the master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement for that series.

All Advances on mortgage loans included in the trust established for any series will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class B or Class M Certificates, in the case of a Shifting Interest Transaction, provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses are reimbursable to the servicer out of any funds in the Protected Account in respect of the related loan group prior to distributions on any of the related certificates and the amount of those losses will be allocated as described in this term sheet supplement.  In addition, any Advances previously made which are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the servicer out of any funds in the Protected Account prior to distributions on the offered certificates.

The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance on the related mortgage loans which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that Advance will be borne first by the holders of the Class B Certificates or any class of Class M Certificates, in the case of a Crossed Transaction, in each case having a lower payment priority to the extent that the reimbursement is covered by amounts otherwise distributable to those classes, and then by the holders of that class of Class M Certificates, except as provided above, to the extent of the amounts otherwise distributable to them.  In addition, if the Certificate Principal Balances of the Class M Certificates and the Class B Certificates have been reduced to zero, any Advances related to any loan group previously made which are deemed by the servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the servicer out of any funds in the Protected Account in respect of the related loan group prior to distributions on the Senior Certificates.

The servicing agreement for any series will provide that the servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing Advances on the mortgage loans included in the trust established for that series, although no such facility will reduce or otherwise affect the servicer’s obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of any certificateholders or the trustee. Any Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursement would be made to the servicer if those advances were funded by the servicer, but on a priority basis in favor of the advancing person as opposed to the servicer or any successor servicer, and without being subject to any right of offset that the trustee, the master servicer, the securities administrator or the trust might have against the servicer or any successor servicer.

Residual Interests

Holders of the Residual Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant.  The Residual Certificates will not be entitled to any payments other than their nominal principal amount and accrued interest on that amount unless the aggregate amount received by the issuing entity with respect to the mortgage loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely.  A holder of Residual Certificates will not have a right to alter the structure of this transaction.  The Residual Certificates may be retained by the depositor or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

The yield to maturity on each class of offered certificates of any series will be primarily affected by the following factors:

•
the rate and timing of principal payments on the mortgage loans included in the trust established for that series, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

•	the allocation of principal payments among the various classes of offered certificates of that series;

•	realized losses and interest shortfalls on the mortgage loans included in the trust established for that series;

•	the pass-through rate on the offered certificates, and fluctuations in any index for the mortgage loans or the offered certificates of that series;

•
to the extent provided in any final term sheet for a class of certificates, with respect to any class of certificates intended to be the beneficiary of a yield maintenance agreement, payment, if any, made pursuant to such yield maintenance agreement;

•	allocations of Net Deferred Interest among the various classes of offered certificates; and

•	the purchase price paid for the offered certificates of that series.

For additional considerations relating to the yields on the offered certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the related base prospectus.

Prepayment Considerations

The yields to maturity and the aggregate amount of distributions on each class of the offered certificates of any series will be affected by the rate and timing of principal payments on the mortgage loans included in the trust established for that series. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust established for that series. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including any initial interest only periods, the rate and timing of mortgagor prepayments on the mortgage loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans included in the trust established for any series may significantly affect the yield to an investor in that series of certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In addition, the rate of prepayments of the mortgage loans included in the trust established for any series and the yields to investors on the certificates of that series may be affected by refinancing programs, which may include general or targeted solicitations, as described under “Maturity and Prepayment Considerations” in the related base prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this term sheet supplement and in the related base prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”, no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

The mortgage loans may be prepaid by the mortgagors at any time; provided, however, that the mortgage loans may impose a prepayment charge for partial prepayments and full prepayments, which may have a substantial effect on the rate of prepayment of those mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in this term sheet supplement. Unless otherwise specified in the final term sheet, the prepayment charges will not be available for distribution on the offered certificates.

To the extent set forth in any final term sheet for a class of certificates, all prepayment charges collected with respect to the mortgage loans will be paid to the holders of a class of certificates, if any, entitled to prepayment charges. In any event, prepayment charges will not be available for distribution on any other offered certificates. The amount available for distribution to the holders of the class of certificates entitled to prepayment charges on any distribution date in respect of prepayment charges is determined by the amount of prepayment charges collected from the mortgagors in connection with principal prepayments on the mortgage loans during the prepayment period applicable to such distribution date. Generally, each prepayment charge is only applicable to certain prepayments on a mortgage loan and only remains applicable with respect to such mortgage loan for the limited time periods specified in the terms of such mortgage loan. In addition, under certain instances, the servicer may waive the payment of the prepayment charges. The yield to maturity on a class of certificates entitled to prepayment charges will depend on the rate and timing of receipt of prepayment charges on the mortgage loans, which are difficult to predict and which may fluctuate significantly over time. Investors should conduct their own analysis of the effect, if any, that the rate and timing of payment of prepayment charges may have on the performance of a class of certificates entitled to those charges. Further, some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. It is possible that prepayment charges and late fees may not be collected even on mortgage loans that provide for the payment of these charges. In that event, these amounts will not be available for distribution on the class of certificates entitled to prepayment charges. See “Legal Aspects of Mortgage Loans—Late Payment Charges and Prepayment Restrictions” in the related base prospectus.

Prepayments, liquidations and purchases of the mortgage loans included in the trust established for that series will result in distributions to holders of the related offered certificates of that series of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans in the related mortgage pool. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. As a result of the program criteria and underwriting standards applicable to the mortgage loans, the mortgage loans may experience rates of delinquency, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs, or by the sponsor for the purpose of acquiring mortgage loans to collateralize securities issued by American Home Mortgage Assets LLC. For example, the rate of default on mortgage loans that are secured by non-owner occupied properties, mortgage loans made to borrowers whose income is not required to be provided or verified, mortgage loans made to borrowers with high debt-to-income ratios, and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. See “Description of the Mortgage Pool—Underwriting Standards” in this term sheet supplement. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See “Maturity and Prepayment Considerations” in the related base prospectus.

The negative amortization feature of the mortgage loans may affect the yield on the certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of Deferred Interest. During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of Deferred Interest, the increasing principal balance of the mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults and the risk of loss on any mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of Deferred Interest, if any, to the principal balance of the mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans. The rate of Deferred Interest on the mortgage loans will also affect the rate of principal distributions on the certificates because unscheduled principal collections on the mortgage loans will be applied to cover Deferred Interest on the mortgage loans.

The rate and timing of principal prepayments relative to the rate and timing of the creation of Deferred Interest on the mortgage loans will also affect the yields to maturity on the classes of certificates. To the extent that there is Net Deferred Interest, it will be allocated as described in the final term sheet for a class of certificates. Any allocation of Net Deferred Interest to a class of certificates or interest-bearing component of a class of certificates will reduce the amount of interest distributable on that class or component. Although interest will thereafter accrue on the Net Deferred Interest so allocated, the increase in the related Certificate Principal Balance of a class of certificates may increase the weighted average life of the applicable class of certificates. Any increase in the weighted average life of the applicable class of certificates may increase the risk that Realized Losses will be allocated to those classes of certificates. Except as described in any final term sheet for a class of certificates, the amount of the Deferred Interest on the mortgage loans is offset by using full and partial principal prepayments on the mortgage loans to make distributions of current interest on the certificates. On any distribution date, to the extent that the aggregate Deferred Interest on the mortgage loans as of the related due date exceeds the unscheduled principal collections, such excess amounts will be deducted from the interest payable on the certificates and thereby cause a delay in the payment of Accrued Certificate Interest on the classes of certificates to which the Net Deferred Interest is allocated.

The mortgage loans typically are assumable under some circumstances if, in the sole judgment of the servicer or the applicable subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

With respect to a Shifting Interest Transaction, investors in the Class M Certificates of any series should also be aware that on any distribution date on which the related Senior Accelerated Distribution Percentage for any loan group equals 100%, the Class M Certificates of that series will generally not be entitled to distributions of mortgagor prepayments with respect to the mortgage loans in the related loan group for such distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

Most of the mortgage loans contain due-on-sale clauses. The terms of the servicing agreement for any series generally require the servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

The yields to maturity on the offered certificates of any series will be affected by the allocation of principal payments among the offered certificates.  As described under “Description of the Certificates—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Class M Certificates” in this term sheet supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans in any loan group will be allocated among the related Senior Certificates of that series and during specified periods no principal prepayments or, relative to the related pro rata share, a disproportionately small portion of principal prepayments on the mortgage loans in any loan group will be distributed to each class of Class M Certificates, in the case of a Shifting Interest Transaction.  In addition to the foregoing, if on any distribution date, the loss level established for any class of Class M Certificates is exceeded and a class of Class M Certificates of that series having a higher payment priority is then outstanding with a Certificate Principal Balance greater than zero, the class of Class M Certificates with a lower payment priority, as the case may be, will generally not receive distributions relating to principal prepayments on the related mortgage loans on that distribution date.

Certificates with Subordination Features:  After the Certificate Principal Balances of the Class B Certificates, in the case of a Shifting Interest Transaction, have been reduced to zero, the yield to maturity on the class of Class M Certificates with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses because the entire amount of such Realized Losses that are covered by subordination will be allocated to that class of Class M Certificates.  See “—Class M Certificate Yield Considerations” below.  If the Certificate Principal Balances of the Class M Certificates and Class B Certificates, in the case of a Shifting Interest Transaction, are reduced to zero, the yield to maturity of any Senior Support Certificates of that series will be extremely sensitive to losses on the mortgage loans in the related loan group, and the timing thereof, because certain amounts of losses that would be allocable to any class or classes of Super Senior Certificates will be allocated to the related class or classes of Senior Support Certificates, as and to the extent described in any final term sheet for that class or those classes.  Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates before some other related classes, holders of classes having a later priority of payment bear a greater risk of losses on the related loan group than holders of classes having earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

The yields to maturity and the aggregate amount of distributions on the offered certificates of any series will be affected by the timing of mortgagor defaults resulting in Realized Losses on the mortgage loans in the related loan group.  The timing of Realized Losses on the related mortgage loans and the allocation of Realized Losses to the related offered certificates could significantly affect the yield to an investor in the related offered certificates.  In addition, Realized Losses may affect the market value of the offered certificates, even if these losses are not allocated to those offered certificates.

After the Certificate Principal Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates then outstanding with a Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to losses on the related mortgage loans for that series and the timing of those losses because certain amounts of losses that are covered by subordination will be allocated to that class of Class M Certificates.  See “—Class M Certificate Yield Considerations” below.   Furthermore, because principal distributions are paid to some classes of Senior Certificates and Class M Certificates of any series before some other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

In a Crossed Transaction, investors in the Senior Certificates should be aware that because the Class M Certificates and Class B Certificates represent interests in all loan groups, the Certificate Principal Balances of the Class M Certificates and Class B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the mortgage loans in one or more loan groups. Therefore, notwithstanding that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior Certificates, the allocation to the Class M Certificates and Class B Certificates of Realized Losses on the mortgage loans in the other loan groups will reduce the subordination provided to such Senior Certificates by the Class M Certificates and Class B Certificates and increase the likelihood that Realized Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

As described under “Description of the Certificates—Allocation of Losses; Subordination” and “—Advances,” amounts otherwise distributable to holders of one or more classes of the Class M Certificates of any series may be made available to protect the holders of the related Senior Certificates and holders of any related Class M Certificates with a higher payment priority of that series against interruptions in distributions due to some mortgagor delinquencies on the mortgage loans in the related loan group, to the extent not covered by Advances.  These delinquencies may affect the yields to investors on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of those classes of Class M Certificates. Similarly, if the Certificate Principal Balances of the related Class M Certificates and Class B Certificates are reduced to zero, delinquencies on the mortgage loans in a loan group to the extent not covered by Advances will affect the yield to investors on the related Senior Certificates, particularly any related Senior Support Certificates more than otherwise anticipated because all or any portion of the amount of any shortfall resulting from such delinquencies and otherwise attributable to any class or classes of related Super Senior Certificates will be borne by the related class or classes Senior Support Certificates to the extent those certificates are then outstanding as and to the extent described in this term sheet supplement for that series.  Consequently, after the Class M Certificates and Class B Certificates, in the case of a Shifting Interest Transaction, of any series are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates of that series, may be affected to a greater extent by losses in the related loan group.  In addition, a higher than expected rate of delinquencies or losses on the mortgage loan in a loan group will also affect the rate of principal payments on one or more classes of the related Class M Certificates if it delays the scheduled reduction of the related Senior Accelerated Distribution Percentage affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

The amount of interest otherwise payable to holders of the offered certificates of any series will be reduced by any interest shortfalls with respect to the mortgage loans in the related loan group to the extent not covered by subordination or the servicer, as described in the final term sheet for that series, including Prepayment Interest Shortfalls and, in the case of each class of the related Class M Certificates the interest portions of Realized Losses allocated solely to that class of certificates.  These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this term sheet supplement with respect to Prepayment Interest Shortfalls.  See “Yield Considerations” in the related base prospectus and “Description of the Certificates—Interest Distributions” in this term sheet supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the related offered certificates and possible shortfalls in the collection of interest.

The yields to investors in the offered certificates will be affected by Prepayment Interest Shortfalls on the mortgage loans in the related loan group allocable thereto in the month preceding any distribution date to the extent that those shortfalls exceed the amount offset by the servicer.  See “Description of the Certificates—Interest Distributions” in this term sheet supplement.

The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs with respect to the mortgage loans included in the trust established for any series could in turn delay the distribution of liquidation proceeds to the certificateholders of that series and increase the amount of Realized Losses on those mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan included in the trust established for any series from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust for that series to the servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates of that series with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “Description of the Mortgage Pool—Mortgage Pool Characteristics” in this term sheet supplement and “Description of the Securities—Assignment of Trust Fund Assets” in the related base prospectus.

Pass-Through Rates

The yields to maturity on the offered certificates will be affected by their pass-through rates. Any class of Adjustable Rate Certificates may not always receive interest at a rate equal to the applicable index plus the related margin. In addition, if a class of offered certificates is subject to a cap based on the Net WAC Rate, and if such cap is less than the applicable index plus the related margin, the pass-through rate on that class of Adjustable Rate Certificates will be limited to the Net WAC Rate less any net swap payments and swap termination payments, if any, payable by the trust. Thus, the yield to investors in a class of Adjustable Rate Certificates will be sensitive to fluctuations in the level of the applicable index and will be adversely affected by the application of the Net WAC Rate cap. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the related Adjustable Rate Certificates.

Investors in the Adjustable Rate Certificates should be aware that the mortgage loans have adjustable interest rates, in most cases after an initial fixed rate period, but their monthly payments and amortization schedules adjust annually and are subject to maximum interest rates and payment caps. Consequently, the interest that becomes due on the mortgage loans during the related Due Period may be less than interest that would accrue on the related Adjustable Rate Certificates at the rate of the applicable index plus the related margin. In a rising interest rate environment, the Adjustable Rate Certificates may receive interest at the Net WAC Rate for a protracted period of time. In addition, because the initial mortgage rates on the mortgage loans may be lower than the related minimum mortgage rates, and will remain fixed for the initial fixed rate period, the Net WAC Rate may initially be less than it will be once the mortgage loans have all adjusted to their fully-indexed rate. Therefore, prior to the month in which all of the mortgage loans have adjusted to their fully-indexed rate, there may be a greater risk that the Pass-Through Rate on any class of Adjustable Rate Certificates may be limited by the Net WAC Rate. In addition, the pass-through rates on any class of Adjustable Rate Certificates may be subject to a cap as set forth in the final term sheet for such class of certificates.

To the extent the Net WAC Rate is paid on any class of the certificates, the difference between the Net WAC Rate and the pass-through rate on such certificates (but not more than any cap as set forth in the final term sheet for such class of certificates), will create a basis risk shortfall that will carry forward with interest thereon. These basis risk shortfalls will only be payable from, if applicable, a yield maintenance agreement or other derivative instrument, or, as and to the extent specified in any final term sheet for a class of certificates, from funds otherwise distributable on the Class X-IO Component.  In any event, these shortfalls may remain unpaid on the Optional Termination Date or the applicable final distribution date.

Purchase Price

In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass-through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of offered certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than anticipated at the time of purchase.

Assumed Final Distribution Date

The assumed final distribution date with respect to each class of the offered certificates will be specified in the final term sheet for a class of certificates or in the pooling and servicing agreement for that series. The assumed final distribution date is the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans.  Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. For example, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool. In addition, it is very unlikely that the mortgage loans will prepay at a constant level of CPR until maturity or that all of the mortgage loans will prepay at the same level of CPR. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans in the related loan group could produce slower or faster principal distributions than indicated at the various constant percentages of CPR, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determination as to anticipated rates of prepayment on the mortgage loans in the related loan group under a variety of scenarios. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of offered certificates.

The weighted average life and yield to maturity of each class of offered certificates in an OC Transaction will also be influenced by the amount of Excess Spread generated by the mortgage loans in the related loan group and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balance of the related offered certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related senior certificates and subordinate certificates;

•	the delinquency and default experience of the mortgage loans in the related loan group, and

•
the provisions of the pooling and servicing agreement that permit principal collections to be distributed to the related Class C Certificates and residual certificates, in each case as provided in the pooling and servicing agreement when the required overcollateralization level for the related loan group has been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

Class X Certificate Yield Considerations

The pre-tax yield on the Class X Certificates of any series, to the extent of the related Class X-IO Component, will be sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans included in the related loan group, which rate may fluctuate significantly over time.  Investors in Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans included in the related loan group could result in the failure of those investors to fully recover their investments.

Investors in the Class X Certificates of any series should note that increases in any index applicable to any other class of certificates to which the pass-through rate on such Class X Certificates is related, the allocation of any Net Deferred Interest to such Class X Certificates, or the application of amounts otherwise distributable on such Class X Certificates to pay Carryover Shortfall Amounts to any other class of certificates which may be entitled to such payments, may have a material negative effect on the yield on such Class X Certificates and may reduce the yield to zero even if the prepayments on the mortgage loans are consistent with the investor’s expectations as to prepayment rates.

Class M Certificate Yield Considerations

In a Shifting Interest Transaction, if the aggregate Certificate Principal Balance of the Class B Certificates, is reduced to zero, the yield to maturity on the class of Class M Certificates with the lowest payment priority, will become extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to the class of Class M with the lowest payment priority. If the Certificate Principal Balances of the Class B Certificates and any class of Class M Certificates having a lower payment priority have been reduced to zero, then the yield to maturity on the class of Class M Certificate having the next highest payment priority will become extremely sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by subordination, because the entire amount of those Realized Losses will be allocated to such class of Class M Certificates.

In an OC Transaction, if the amount of overcollateralization for the related mortgage loans has been reduced to zero, the yield to maturity on the Class B Certificates will become extremely sensitive to Realized Losses on the on the related mortgage loans (and the timing thereof), because the entire amount of any Realized Losses on the on the related mortgage loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class B Notes.  If the amount of overcollateralization for the related mortgage loans and the Certificate Principal Balance of the Class B Certificates has been reduced to zero, the yield to maturity on the class of Class M Certificates with the lowest payment priority will become extremely sensitive to Realized Losses on the related mortgage loans (and the timing thereof), because the entire amount of any Realized Losses on the related mortgage loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the class of Class M with the lowest payment priority. If the amount of overcollateralization for the related mortgage loans and the aggregate Certificate Principal Balance of the Class B Certificates and any class of Class M Certificates having a lower payment priority has been reduced to zero, the yield to maturity on the class of Class M Certificate having the next highest payment priority will become extremely sensitive to Realized Losses on the related mortgage loans (and the timing thereof), because the entire amount of any Realized Losses on the related mortgage loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to such class of Class M Certificates.

Notwithstanding the assumed percentages of defaults, loss severity and prepayment assumed in determining the price on any class of Class M Certificates, it is highly unlikely that the related mortgage loans will be prepaid or that Realized Losses will be incurred according to one particular pattern.  For this reason, and because the timing of cash flows is critical to determining yields, the actual pre-tax yields to maturity on such class of Class M Certificates are likely to differ from those assumed.  There can be no assurance that the related mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yields on any class of Class M Certificates of any series will conform to the yields assumed.  Moreover, the various remaining terms to maturity and mortgage rates of the related mortgage loans could produce slower or faster principal distributions than those assumed, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed.

Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of scenarios.  Investors in the Class M Certificates and particularly in classes of Class M Certificates with low payment priorities should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of those investors to fully recover their investments.  For additional considerations relating to the yields on the offered certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the related base prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

The after-tax rate of return on the Residual Certificates of any series will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates of that series. Holders of Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates during the early years of the trust for that series that substantially exceed any distributions payable thereon during any such period. In addition, holders of the Residual Certificates of any series may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates of any series may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates of any series will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage loans in the related loan group.

The Residual Certificateholders of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments made to those holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Material Federal Income Tax Consequences” in this term sheet supplement and “Federal Income Tax Consequences” in the related base prospectus.

POOLING AND SERVICING AGREEMENT

General

The certificates for each series will be issued under a pooling and servicing agreement for that series, dated as of the cut-off date for that series, referred to as the pooling and servicing agreement, among the depositor, the master servicer, the securities administrator and the trustee. Reference is made to the related base prospectus for important information in addition to that described herein regarding the terms and conditions of the pooling and servicing agreement and the offered certificates for each series. The offered certificates of any series will be transferable and exchangeable at an office of the securities administrator, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder of any series without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement for that series. Requests should be addressed to the President, American Home Mortgage Assets LLC, 538 Broadhollow Road, Melville, New York 11747.

As further described in the prospectus supplement, pursuant to the terms of the pooling and servicing agreement, the depositor, the master servicer, the trustee, the custodian, the securities administrator and the Certificate Insurer, if any, shall be indemnified and held harmless by the issuing entity against certain losses, liabilities and expenses incurred in connection with the performance of their respective duties under the pooling and servicing agreement and any other transaction documents specified in the prospectus supplement.

Under the pooling and servicing agreement of any series, transfers of the Residual Certificates of that series are prohibited to any non-United States person. Transfers of the Residual Certificates are additionally restricted as described in the pooling and servicing agreement for that series. See “Material Federal Income Tax Consequences” in this term sheet supplement and “Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Residual Certificates” and “—Noneconomic REMIC Residual Certificates” in the related base prospectus.

The Master Servicer and the Servicer

Master Servicer Responsibilities. The master servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

•	reconciling servicing activity with respect to the mortgage loans,

•	sending any servicer remittances received by it to the securities administrator for distributions to certificateholders,

•	oversight, to the extent provided in the pooling and servicing agreement, of the servicing activity of the mortgage loans by the servicer,

•	approval of loss mitigation strategies,

•	providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

For a general description of the master servicer and its activities, see “The Master Servicer” in this term sheet supplement. For a general description of material terms relating to the master servicer’s removal or replacement, see “The Agreements—Events of Default and Rights Upon Event of Default—Pooling and Servicing Agreement” in the related base prospectus.

Servicer Responsibilities. The servicer is generally responsible for the following duties:

•	communicating with borrowers;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers;

•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

•
accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer or the securities administrator together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;

•	accurate and timely reporting of negative amortization amounts, if any;

•	paying escrows for borrowers, if applicable;

•	calculating and reporting payoffs and liquidations;

•	maintaining an individual file for each loan; and

•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The servicing fees relating to each mortgage loan will be a per annum percentage of the outstanding principal balance of that mortgage loan as set forth in the final term sheet for a class of certificates. The servicing fees consist of (a) servicing fees payable to the servicer in respect of its servicing activities and (b) subservicing and other related compensation payable to the subservicer, and such compensation paid to the servicer as the direct servicer of a mortgage loan for which there is no subservicer.

The primary compensation to be paid to the servicer for its servicing activities will be its servicing fee equal to a per annum percentage of the outstanding principal balance of each mortgage loan. As described in the related base prospectus, a subservicer is entitled to servicing compensation in a minimum amount equal to a per annum percentage of the outstanding principal balance of each mortgage loan serviced by it. The servicer is obligated to pay some ongoing expenses associated with the trust for any series and incurred by the servicer in connection with its responsibilities under the related servicing agreement. The servicing fee may be reduced if a servicer is appointed in certain circumstances, but may not be increased. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest” in the related base prospectus for information regarding other possible compensation to the servicer and for information regarding expenses payable by the servicer.

The following table sets forth the fees and expenses that are payable out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders, except as may otherwise be set forth in any final term sheet for any series:

Description	Amount	Receiving Party
Servicer Fee Rate	0.375% per annum*	Servicer

* The servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs.

In addition, the servicer may recover from payments on the mortgage loans or withdraw from the Protected Account the amount of any Advances and Servicing Advances previously made, interest and investment income, foreclosure profits, indemnification payments payable under the servicing agreement, and certain other servicing expenses, including foreclosure expenses.

The trustee will be entitled to receive an annual fee paid by the master servicer as compensation for its activities under the pooling and servicing agreement.

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement.  Unless otherwise specified in the prospectus supplement, this fee will be equal to any amounts earned on permitted investments in the Distribution Account.  The master servicer will also be entitled to reimbursement from the issuing entity for certain expenses and other amounts prior to the payment of any amounts to the certificateholders.

Reports to Certificateholders

On each distribution date for any series, a distribution date statement will be made available to each certificateholder of that series and the Certificate Insurer, if any, setting forth the information specifically described in the pooling and servicing agreement, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable accrual periods for calculating distributions and general distribution dates;

•	the total cash flows received;

•	the amount, if any, of fees or expenses accrued and paid;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carryforwards);

•	in an OC Transaction, the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any;

•	the amounts drawn on any credit enhancement, or other support;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	in an OC Transaction, the overcollateralized amount and the overcollateralization target amount

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of principal and interest advances included in the distributions on the distribution date and the aggregate amount of unreimbursed advances at the close of business on the distribution date; and

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which, using the OTS method of calculation, (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period.

In the case of information furnished pursuant to the fifth and sixth items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to certificateholders and the Certificate Insurer, if any, will contain other information as is set forth in the pooling and servicing agreement, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year the securities administrator will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of certificates during a portion of the calendar year, for the applicable portion of the year.  In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Certificateholders”

Evidence as to Compliance

The pooling and servicing agreement for each series will provide that on or before a specified date in March of each year, beginning in 2008, each party responsible for the servicing function will provide to the depositor and the master servicer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”).  The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration.  Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The pooling and servicing agreement for each series will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The pooling and servicing agreement for each series will also provide for delivery to the depositor, the sponsor, the master servicer and the securities administrator, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.  This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the securities administrator.  These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Voting Rights

There are actions specified in the related base prospectus that may be taken by holders of certificates of any series evidencing a specified percentage of all undivided interests in the related trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. All voting rights for any series will be allocated among all holders of the certificates of that series as described in the pooling and servicing agreement for that series. The pooling and servicing agreement for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

Certain Rights of the Certificate Insurer

The Certificate Insurer, if any, shall be subrogated to the rights of each holder of a related Insured Certificate to receive distributions on such Insured Certificates, as applicable, to the extent of any payment by the Certificate Insurer under the related Certificate Policy.

Unless it is in default under the terms of the Certificate Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Certificate Insurer, pursuant to the terms of the pooling and servicing agreement, each holder of a related Insured Certificate agrees that the related Certificate Insurer shall be treated by the depositor, the master servicer, the servicer, the trustee, the securities administrator and the seller as if such Certificate Insurer were the holder of all related Insured Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of such Insured Certificates thereunder without any further consent of the holders of the related Insured Certificates and the holders of such Insured Certificates will not exercise any of such rights without the prior written consent of the related Certificate Insurer. Once the Insured Certificates have been paid in full and any Reimbursement Amount owed to the related Certificate Insurer has been paid, these rights will terminate.

Termination

The circumstances under which the obligations created by the pooling and servicing agreement for any series will terminate relating to the offered certificates of that series are described under “The Agreements—Termination; Retirement of Securities” in the related base prospectus.

On any distribution date on which the aggregate Stated Principal Balance of the mortgage loans included in the trust established for any series is less than 1% of the aggregate principal balance of the mortgage loans included in the trust established for that series as of the cut-off date for that series after deducting payments of principal due during the month of the cut-off date, the servicer may purchase from the trust the mortgage loans and all property acquired in respect of any mortgage loan remaining in the trust. Any such optional purchase will cause the termination of the trust and the retirement of the certificates.

In the case of an optional purchase as described in the preceding paragraph, the purchase price will equal the greater of (x) the sum of (a) 100% of the aggregate outstanding principal balance of the mortgage loans (other than liquidated mortgage loans), plus accrued interest at the applicable mortgage interest rates and the amount of outstanding servicing advances and any Reimbursement Amount due to the Certificate Insurer, if any, through the due date preceding the date of purchase, less bankruptcy losses that would otherwise have been allocated to the certificates, (b) the lesser of (1) the scheduled principal balance of the mortgage loans for any REO property remaining in the trust, plus accrued interest at the applicable mortgage rates (less the related servicing fee rates) and (2) the current appraised value of any such REO property and (c) the amount of any costs and damages incurred by the trust as a result of any violation of any applicable federal, state or local predatory or abusive lending law arising from or in connection with the origination of any mortgage loan remaining in the trust, and (y) the aggregate fair market value of all the assets in the trust, as determined in accordance with the pooling and servicing agreement. The proceeds of the sale of such assets of the trust (other than, with respect to any mortgage loan and the related property, an amount equal to the excess, if any, of the amount in clause (y), over the sum of the amount in clause (x), in each case as set forth in the immediately preceding sentence (such excess, the “Fair Market Value Excess”)) will be distributed to the holders of the certificates of any series, first, to the Class A Certificates, second, to the Class M Certificates in the order of their payment priority third, to the Class B Certificates, if any, and fourth, except as set forth in the pooling and servicing agreement, to the Class P Certificates and the Residual Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates of that series if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the offered certificates as discussed above will be made at a price equal to 100% of the aggregate Certificate Principal Balance of the offered certificates plus the Accrued Certificate Interest thereon, for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans will be distributed to the holders of the Residual Certificates.

Except to the extent provided above with respect to allocating any Fair Market Value Excess to the holders of the Residual Certificates, the proceeds of such a purchase will be treated as a prepayment of the Mortgage Loans for purposes of distributions to certificateholders. Accordingly, the exercise of the right to purchase the Mortgage Loans as set forth above will effect early retirement of the certificates and the certificateholders will receive distributions on the Distribution Date following the month in which such assets are purchased.

Promptly after the purchase of such certificates of any series, the trustee shall terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.  Upon presentation and surrender of the offered certificates in connection with the termination of the trust or a purchase of certificates for any series under the circumstances described in the two preceding paragraphs, the holders of the offered certificates of that series will be entitled to receive an amount equal to the Certificate Principal Balance of that class plus Accrued Certificate Interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest.  However, any Prepayment Interest Shortfalls previously allocated to the certificates will not be reimbursed.  In addition, distributions to the holders of the most subordinate class of certificates, in the case of a Crossed Transaction, outstanding with a Certificate Principal Balance greater than zero will be reduced, as described in the preceding paragraph, in the case of the termination of the trust for that series resulting from a purchase of all the assets of that trust.

Trustee Duties

Unless an event of default has occurred and is continuing under the pooling and servicing agreement the trustee will perform only such duties as are specifically set forth in the pooling and servicing agreement. If an event of default occurs and is continuing under the pooling and servicing agreement the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing agreement, such as either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs. Subject to certain qualifications specified in the pooling and servicing agreement the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

The trustee’s duties and responsibilities under the pooling and servicing agreement may include providing certificateholders and applicable rating agencies with notices of the occurrence of a default under the pooling and servicing agreement, removing the master servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

The master servicer will pay to the trustee an agreed upon compensation for its services in accordance with a side letter agreement executed by the trustee and the master servicer. The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if it ceases to be eligible to continue its responsibilities under the pooling and servicing agreement or if it becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor trustee.

In addition to the circumstances described in the related base prospectus, the depositor may terminate the trustee for any series for cause under specified circumstances.  See “The Agreements—The Trustee” in the related base prospectus.

Any costs associated with removing and replacing the trustee will be paid by the depositor.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the sponsor, the depositor, the securities administrator, the trustee, the issuing entity, the master servicer, the servicer or the originator, or with respect to which the property of any of the foregoing transaction parties is subject, that would have a material adverse impact on investors in these certificates.  No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330.  Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

All annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Pooling and Servicing Agreement—Reports to Certificateholders” and “Pooling and Servicing Agreement—Evidence as to Compliance” in this term sheet supplement, required to be filed for the issuing entity in each series under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as shall have been filed with the Commission by the securities administrator will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission.  The address of the securities administrator’s website is: www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS AND EVIDENCE OF COMPLIANCE

The securities administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the certificates and the status of the Mortgage Loan Pool, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under “Pooling and Servicing Agreement—Reports to Certificateholders” in this term sheet supplement.

The securities administrator will make the statement described above available each month to certificateholders and the other parties to the pooling and servicing agreement via the securities administrator’s website.  The securities administrator will also make the periodic reports described in this term sheet supplement under “Available Information” relating to the issuing entity available through its website on the same date they are filed with the SEC.  The securities administrator’s website will initially be located at “www.ctslink.com.”  Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (866) 846-4526.  Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

In addition, the master servicer, the servicer, the securities administrator and the custodian will furnish to the depositor, the sponsor, the securities administrator or the master servicer, as applicable, the compliance statements and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “Pooling and Servicing Agreement—Evidence as to Compliance” in this term sheet supplement.  Copies of these statements and reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the issuing entity for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will render an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, portions of the trust (exclusive of a reserve fund, if any), will qualify as one or more REMICs under the Internal Revenue Code.

For federal income tax purposes:

•	the Residual Certificates collectively will represent ownership of the sole class of “residual interests” in one or more of the REMICs; and

•
each class of offered certificates, other than the Residual Certificates will represent ownership of “regular interests” in a REMIC, will generally be treated as debt instruments of that REMIC and will also represent the right to receive payments from a reserve fund and, with respect to the Class C Certificates, the obligation to make payments to a reserve fund and certain classes of certificates may represent beneficial interests in a grantor trust.

See “Federal Income Tax Consequences—REMICs” in the related base prospectus.

For federal income tax purposes, certain classes of certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 100% of the prepayment assumption used to price the offered certificates. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See “Material Federal Income Tax Consequences—General” and “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the related base prospectus.

The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

If the method for computing original issue discount described in the related base prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the securities administrator in preparing reports to the certificateholders and the Internal Revenue Service, or IRS.

Certain classes of offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. The use of a zero prepayment assumption may be required in calculating the amortization of premium. Holders of those classes of certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “— Premium” in the related base prospectus.

The IRS has issued the OID Regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that Section 1272(a)(6) of the Internal Revenue Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the offered certificates. In the absence of other authority, the securities administrator shall be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Internal Revenue Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Internal Revenue Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Internal Revenue Code, the IRS could assert that the offered certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

Each holder of a floating rate certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and a right to receive payments from a reserve fund, with respect to Carryover Shortfall Amounts and, with respect to the Class C Certificates and certain other classes of certificates, the obligation to make payments to a reserve fund. The reserve fund will consist of a portion of amounts received under the interest rate cap agreements. The treatment of amounts received by a floating rate certificateholder under such certificateholder’s right to receive payments under the reserve fund, certain assets held in a grantor trust and/or swap account will depend on the portion, if any, of such offered certificateholder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a floating rate certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive certain payments with respect to Carryover Shortfall Amounts in accordance with the relative fair market values of each property right. Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss upon disposition. It is intended that certain payments made to the holders of the floating rate certificates with respect to Carryover Shortfall Amounts be treated as includible in income based on, and the purchase price allocated to the reserve fund may be amortized in accordance with, the tax regulations relating to notional principal contracts. In the case of noncorporate holders of the floating rate certificates, the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the floating rate certificates are encouraged to consult with their own tax advisors with respect to the proper treatment of their interest in the reserve fund. The OID regulations provide that the trust’s determination of the issue price of the REMIC regular interest is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation.

Under the REMIC regulations, the securities administrator is required to account for the REMIC regular interest and the right to receive payments with respect to Carryover Shortfall Amounts as discrete property rights. It is possible that the right to receive payments with respect to the reserve fund could be treated as a partnership among the holders of the floating rate certificates and Class C Certificates, in which case holders of the floating rate certificates would be subject to potentially different timing of income and foreign holders of the floating rate certificates could be subject to withholding in respect of any payments with respect to the reserve fund. Holders of the floating rate certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the floating rate certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

To the extent that the right to receive payments with respect to Carryover Shortfall Amounts are characterized as a “notional principal contract” for federal income tax purposes, upon the sale of a floating rate certificate, the amount of the sale allocated to the selling certificateholder’s right to receive such payments would be considered a “termination payment” under the notional principal contract regulations allocable to the related certificate. A floating rate certificateholder would have gain or loss from such a termination of the right to receive payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the reserve fund. In addition, this calculation may have to be adjusted if the recently proposed regulations referred to above apply to the right to receive payments from the reserve fund.

Gain or loss realized upon the termination of the right to receive certain payments with respect to the reserve fund will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

This paragraph applies to the portion of each floating rate certificate and Class C Certificate exclusive of any rights or obligations in respect to payments with respect to Carryover Shortfall Amounts. That portion of the floating rate certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the floating rate certificates, exclusive of any interest received with respect to Carryover Shortfall Amounts, will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered certificates are treated as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the specified portion of the offered certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a certificate, if and when such certificate is resecuritized, may adversely affect any REMIC that holds such offered certificates if such repurchase is made under circumstances giving rise to a prohibited transaction tax. See “Pooling and Servicing Agreement—Termination” in this term sheet supplement and “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates” in the related base prospectus.

The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a floating rate certificate will be required to allocate a portion of the purchase price paid for its certificates to the right to receive certain payments with respect to Carryover Shortfall Amounts. The value of the right to receive any such payments under the reserve fund is a question of fact which could be subject to differing interpretations. Because the right to receive such payments under the reserve fund or the grantor trust, if applicable, is treated as a separate right of the offered certificates not payable by any REMIC, such right will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect thereof will not be qualifying real estate income for real estate investment trusts.

Any money deposited into the reserve fund on a distribution date will be distributed to the certificateholders on the same distribution date in accordance with the payment priorities described in this term sheet supplement.

For further information regarding federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the related base prospectus.

Special Tax Considerations Applicable to Residual Certificates

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of the Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The pooling and servicing agreement includes other provisions regarding the transfer of the Residual Certificates, including:

•	the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

•	is not a disqualified organization;

•	is not acquiring the Residual Certificate on behalf of a disqualified organization;

•	will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

•	a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

•
a provision to transfer, without notice to the holder or any prior holder, to a purchaser any Residual Certificate that shall become owned by a disqualified organization despite the provisions above, upon the direction of the depositor.

In addition, under the pooling and servicing agreement, the Residual Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual Certificates will be restricted in accordance with the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the related base prospectus.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See “Material Federal Income Tax Consequences —REMICs—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the related base prospectus.

The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the terms of the REMICs that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMICs with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of each REMIC’s term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code, may cause the Residual Certificateholders’ after-tax rate of return to be zero or negative even if the Residual Certificateholders’ pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders’ resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

The rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the IRS in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC’s taxable income allocable to holders of the Residual Certificates.

An individual, trust or estate that holds, whether directly or indirectly through certain pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee’s fees and other administrative expenses properly allocable to each REMIC in computing the certificateholder’s regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder’s alternative minimum tax liability. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” in the related base prospectus.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests, adopting without change the proposed regulations as described in the related base prospectus. See “Material Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Residual Certificates—General” in the related base prospectus. These regulations are effective for taxable years ending on or after May 11, 2004. Holders of the Residual Certificates are encouraged to consult their tax advisors regarding the effect of these regulations.

The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC’s return.

Purchasers of the Residual Certificates are encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

For further information regarding the federal income tax consequences of investing in the Residual Certificates, see “Certain Yield and Prepayment Considerations—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this term sheet supplement and “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates” in the related base prospectus.

Tax Return Disclosure and Investor List Requirements

Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates. Congress has enacted provisions that impose significant penalties for failure to comply with these disclosure requirements. Investors in the Residual Certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the issuing entity and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

Penalty Protection

If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the related base prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

USE OF PROCEEDS

The net proceeds from the sale of the offered certificates of any series to the underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans included in the trust established for that series or for general corporate purposes. See “Method of Distribution” in this term sheet supplement.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of the related underwriting agreement for any series, the underwriter set forth in any final term sheet and the prospectus supplement for that series with respect to any class of offered certificates of that series will serve as an underwriter for each applicable class and will agree to purchase and the depositor will agree to sell each applicable class of the Senior Certificates of that series and the Class M Certificates of that series, except for a de minimis portion of the Residual Certificates of that series. Each applicable class of certificates of any series being sold to the underwriter are referred to as the underwritten certificates for any series. It is expected that delivery of the underwritten certificates, other than the Residual Certificates, will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the delivery of the Residual Certificates for any series, other than the retained de minimis portion, will be made at the offices of the applicable underwriter on the closing date for that series against payment therefor in immediately available funds.

In connection with the underwritten certificates, of any series, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement for that series, to purchase all of each applicable class of the underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

Any related underwriting agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each applicable class of the underwritten certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor’s registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the underwritten certificates of any series by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates for any series, before deducting expenses payable by the depositor, shall be set forth in the prospectus supplement for that series. The underwriter for any class of any series may effect these transactions by selling the applicable underwritten certificates of any series to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the applicable underwritten certificates of any series, the underwriter for any class of that series may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates of any series is also the underwriter of that series under the Securities Act of 1933. Any profit on the resale of the underwritten certificates of that series positioned by an underwriter would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

The underwriting agreement for any series will provide that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

There is currently no secondary market for the offered certificates. The underwriter for any class of any series may make a secondary market in the underwritten certificates of that series but is not obligated to do so. There can be no assurance that a secondary market for the offered certificates of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

The underwriter will be identified in the final term sheet with respect to the offered certificates.

The primary source of information available to investors concerning the offered certificates of any series will be the monthly statements discussed in the related base prospectus under “Description of the Securities—Reports to Securityholders” and in this term sheet supplement under “Pooling and Servicing Agreement—Reports to Certificateholders,” which will include information as to the outstanding principal balance or notional amount of the offered certificates of that series. There can be no assurance that any additional information regarding the offered certificates of any series will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

LEGAL OPINIONS

Certain legal matters relating to the certificates of any series will be passed upon for the depositor and the sponsor by Thacher Proffitt & Wood LLP, New York, New York and for the underwriter by Sidley Austin LLP, New York, New York.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated in the final term sheet for a class of certificates by one or more rating agencies including by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Standard & Poor’s or S&P, Moody’s Investors Service, Inc. or Moody’s, or Fitch Ratings, or Fitch. Standard & Poor’s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the related pooling and servicing agreement.

Standard & Poor’s ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with the related certificates, and the extent to which the payment stream in the related mortgage pool is adequate to make payments required under the related certificates. Standard & Poor’s rating on the certificates of any series will not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. See “Certain Yield and Prepayment Considerations” in this term sheet supplement. The rating on the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

The rating assigned by Moody’s to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody’s ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the mortgage loans.

The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch’s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative documents. Fitch’s ratings do not address the effect on the certificates’ yield attributable to prepayments or recoveries on the underlying mortgage loans. The rating on any class of the Residual Certificates only addresses the return of its Certificate Principal Balance and interest on that class of Residual Certificates at the related pass-through rate.

The ratings do not address the likelihood of the receipt of any amounts in respect of Carryover Shortfall Amounts.

The ratings do not address the likelihood that prepayment charges will be paid to holders of any class entitled to prepayment charges.

There can be no assurance as to whether any rating agency other than the rating agencies designated in the final term sheet for a class of certificates will rate the Senior Certificates or the Class M Certificates of any series, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates of any series by another rating agency, if assigned at all, may be lower than the ratings assigned to the certificates of that series by the rating agency or rating agencies requested by the depositor to rate those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates of any series are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as any certificates are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

LEGAL INVESTMENT

The offered certificates identified in the final term sheet with respect to such class of certificates will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The remaining classes of certificates will not constitute “mortgage related securities” for purposes of SMMEA.

One or more classes of the offered certificates of any series may be viewed as “complex securities” under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

The depositor makes no representations as to the proper characterization of any class of the offered certificates of any series for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates of any series under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates of any series. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of the offered certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the related base prospectus.

ERISA CONSIDERATIONS

A fiduciary of any Plan, any insurance company, whether through its general or separate accounts, or any other person investing Plan assets of any Plan, as defined under “ERISA Considerations” in the related base prospectus, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code.  The purchase or holding of the Offered Certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under the Exemption, as described under “ERISA Considerations” in the related base prospectus, provided that those certificates have received a rating from Standard & Poor’s, Moody’s or Fitch Ratings, or Fitch, that satisfies the rating requirement of the Exemption at the time of purchase, that the purchaser is an accredited investor and that the other requirements are met.

For so long as the holder of an Offered Certificate also holds an interest in any swap contract, the holder will be deemed to have acquired and be holding such certificate without the right to receive payments from the swap contract and, separately, the right to receive payments from the swap contract.  The Exemption is not applicable to the acquisition, holding and transfer of an interest in a swap contract that does not satisfy the requirements of the Exemption. In addition, while any related swap contract is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied.  However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while any related swap contract is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under either (A) Prohibited Transaction Class Exemption, or PTCE, 95-60 (for transactions by insurance company general accounts) or (B) except in the case of a subordinate certificate (or any senior support certificate) in certain circumstances, PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts) or 96-23 (for transactions effected by “inhouse asset managers”). For so long as any related swap contract is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the related swap contract are eligible for the exemptive relief available under PTCE 95-60 or, except in the case of a subordinate certificate (or any senior support certificate) in certain circumstances, one of the other four prohibited transaction class exemptions enumerated above.

As of the Closing Date or, if there are any swap contracts, subsequent to the termination of any and all related swap contracts, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing such Certificate must make its own determination that the conditions described above will be satisfied.

Each beneficial owner of a subordinate certificate (or a senior support certificate, if applicable) or any interest therein acquiring such certificate at any time (or, if there are any related swap contracts, after termination of any and all related swap contracts) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor; (ii) if applicable, it has acquired and is holding such certificate in reliance on the Exemption, and it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Fitch or Moody’s; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of PTCE 95 60, and (3) the conditions in Sections I and III of PTCE 95 60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the securities administrator, the master servicer, the servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Any fiduciary or other investor of plan assets of a Plan that proposes to acquire or hold the Offered Certificates on behalf of or with plan assets of any Plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment.  See “ERISA Considerations” in the related base prospectus.

The sale of any of the Offered Certificates to a Plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

SCHEDULE I

NOT APPLICABLE